UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Paylocity Holding Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023

Notice of Annual Meeting of Stockholders and Proxy Statement

paylocity
Forward Together.

Letter to
Stockholders
October 20, 2022
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders of Paylocity Holding Corporation on December 1, 2022, at 8:30 a.m. Central Time. The Annual Meeting of Stockholders will be conducted virtually via a live webcast. You will be able to listen to the Annual Meeting of Stockholders, submit your questions, and vote during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/PCTY2022 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. On or about October 20, 2022, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended June 30, 2022, over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, 2022 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the Annual Report and Proxy Statement on the Internet, both of which are available at www.proxyvote.com.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the virtual meeting, you will have the right to revoke the proxy and vote your shares during the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
We look forward to seeing you at the annual meeting.
Sincerely yours,

Steven R. Beauchamp        Toby J. Williams
Co-Chief Executive Officer    President and Co-Chief Executive Officer
Paylocity 2023 Proxy Statement     1

Notice of 2023 Annual
Meeting of Stockholders

Date
Thursday, December 1, 2022 at 8:30 a.m. Central Time

Place
Virtually at www.virtualshareholdermeeting.com/PCTY2022

Record Date
You can vote if you were a stockholder of record at the close of business on October 4, 2022. Attendance at the meeting is limited to stockholders or their proxy holders and Company guests. Only stockholders or their valid proxy holders may address the meeting.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders to be held on December 1, 2022.

A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Purposes
Proposal No. 1
To elect Steven R. Beauchamp, Virginia G. Breen, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Ronald V. Waters III and Toby J. Williams as directors to hold office until the 2024 annual meeting of stockholders or until their respective successors are elected and qualified, or their earlier death, resignation or removal.
FOR each director nominee

Proposal No. 2 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023. FOR

Proposal No. 3 To vote on a non-binding basis to approve the compensation of our named executive officers. FOR

Proposal No. 4 To vote on a non-binding basis to approve the frequency of future advisory votes on the compensation of our named executive officers. Every ONE YEAR

Proposal No. 5 To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Voting
IMPORTANT: Please vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you attend the meeting, you may choose to vote online at the meeting even if you have previously voted your shares. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.

Mailing
On or about October 20, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2022 Annual Report to Stockholders and how to vote.
For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices.

Attending the Meeting
The meeting will be held virtually at www.virtualshareholdermeeting.com/PCTY2022.
•Meeting starts at 8:30 a.m. Central Time.
•Please have your 16-digit control number to join the Annual Meeting.
•The use of recording devices is not allowed.
Questions
For Questions Regarding:	Contact:
Annual meeting	Paylocity Investor Relations Investors@paylocity.com
Stock ownership for registered holders	Equiniti Shareowner Services (800) 468-9716 (within the U.S. and Canada) or 651-450-4064 (worldwide) or www.shareowneronline.com
Stock ownership for beneficial holders	Please contact your broker, bank or other nominee
Voting for registered holders	Paylocity Investor Relations Investors@paylocity.com
Voting for beneficial holders	Please contact your broker, bank or other nominee

2     Paylocity 2023 Proxy Statement

Paylocity Holding Corporation

2	Notice of 2023 Annual Meeting of Stockholders
4	Proxy Statement for Annual Meeting of Stockholders to be held December 1, 2022
4	Solicitation and Voting
7	Election of Directors
14	Corporate Governance
26	Ratification of Appointment of Independent Registered Public Accounting Firm
27	Report of the Audit Committee
28	Executive Officers
31	Compensation Discussion and Analysis
46	Report of the Compensation Committee
47	Compensation of Named Executive Officers
62	Equity Compensation Plan Information
63	Certain Relationships and Related Party Transactions
65	Security Ownership of Certain Beneficial Owners and Management
68	Delinquent Section 16(a) Reports
69	Advisory Vote to Approve the Compensation of Our Named Executive Officers
70	Advisory Vote on the Frequency of Holding Future Advisory Votes to Approve the Compensation of our Named Executive Officers
71	Stockholder Proposals or Nominations to be Presented at Next Annual Meeting
72	Transaction of Other Business
73	Stockholders Sharing the Same Last Name and Address
Paylocity 2023 Proxy Statement     3

Proxy Statement for Annual Meeting of Stockholders to be Held December 1, 2022
The board of directors of Paylocity Holding Corporation is soliciting your proxy for the 2023 Annual Meeting of Stockholders to be held on December 1, 2022, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being made available to stockholders on or about October 20, 2022. References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “Paylocity” are to Paylocity Holding Corporation and its consolidated subsidiaries, and references to the “annual meeting” are to the 2023 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on June 30, 2022. This proxy statement covers our 2022 fiscal year, which was from July 1, 2021 through June 30, 2022 (“fiscal 2022”).
Solicitation and Voting
Record Date
Only stockholders of record at the close of business on October 4, 2022 will be entitled to notice of and to vote at the meeting and any adjournment thereof. At the close of business on this record date, a total of 55,671,990 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.
Quorum
A majority of the shares of common stock issued and outstanding as of the record date must be present at the meeting or represented by proxy to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the virtual meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.
Vote Required to Adopt Proposals
Each share of our common stock outstanding on the record date is entitled to one vote on each of the seven director nominees. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter. For the election of the directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. In an uncontested election of directors, this means that each director nominee will be elected if he or she receives at least one “FOR” vote. Failure to vote by proxy or to vote electronically at the virtual Annual Meeting and “WITHHOLD” votes will result in a respective nominee having fewer votes but will have no effect on the outcome of the election because a plurality of the votes cast is required for the election of the director nominee. With respect to the ratification of the appointment of our independent registered audit firm and the advisory vote to approve the compensation of our named executive officers, approval of the proposals requires the affirmative vote of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matters. For the advisory vote regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote thereon will be considered the frequency preferred by the stockholders. Because the votes on compensation of named executive officers and the frequency of future votes on executive compensation are advisory, they will not be binding upon our board of directors.
4     Paylocity 2023 Proxy Statement

Solicitation and Voting

Effect of Abstentions and Broker Non-Votes
Broker non-votes, if any, and shares voted “Withhold” will have no effect on the election of the directors. For each of the other proposals, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as negative votes. Proposal No. 2 is a routine matter and no broker non-votes are expected to exist in connection with Proposal No. 2. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal No. 2 regarding ratification of our independent auditors but will not be permitted to vote your shares of common stock with respect to Proposal Nos. 1, 3 and 4, unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares, which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares on Proposal Nos. 1, 3 and 4 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
Voting Instructions
If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board recommends on each proposal as follows: “FOR” the election of each of the nominees named herein and “FOR” the ratification of the appointment of our independent auditors. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting instruction form that you receive from your bank or broker will contain instructions for voting.
Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by either marking, signing and returning the enclosed proxy card or via the instructions included in your Notice or using telephone or Internet voting. You may also vote online during the virtual annual meeting.
Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you. However, since you are not the stockholder of record, you may not vote your shares at the virtual annual meeting unless you request and obtain a valid, “legal” proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on November 30, 2022. Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote online should you decide to attend the virtual annual meeting.
If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your Notice or proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the virtual annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a “legal” proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the virtual annual meeting and voting online.

Paylocity 2023 Proxy Statement     5

Solicitation and Voting
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.
Voting Results
We will announce preliminary voting results at the virtual annual meeting. We will report final results in a Form 8-K report filed with the SEC.

6     Paylocity 2023 Proxy Statement

Proposal No. 1
Election of Directors
Prior to the Company's 2022 Annual Meeting of Stockholders held on December 1, 2021, our first amended and restated certificate of incorporation and bylaws provided for a classified board of directors consisting of three classes with staggered terms, with each class elected for a term of three years to succeed those directors whose terms expire at the annual meeting date. At our 2022 Annual Meeting of Stockholders, our stockholders approved a second amended and restated certificate of incorporation and bylaws to gradually declassify the board of directors and provide for the election of directors for one-year terms, commencing upon the expiration of their then-current terms. Directors whose terms expire at the 2023 and 2024 Annual Meetings of Stockholders will be elected for one-year terms, and beginning with the 2024 annual meeting, all directors will be elected for one-year terms at each annual meeting of stockholders.
The terms of Steven R. Beauchamp, Virginia G. Breen, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Ronald V. Waters III and Toby J. Williams will expire on the date of the 2023 annual meeting. Accordingly, seven persons are to be elected to serve as directors of the board of directors at the meeting. The board’s nominees for election by the stockholders to those seven positions are the seven current members of the board of directors whose terms are expiring: Steven R. Beauchamp, Virginia G. Breen, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Ronald V. Waters III and Toby J. Williams. If elected, the nominees will serve as directors until our 2024 annual meeting of stockholders. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than seven persons.
The seven nominees for director receiving the highest number of votes of shares of common stock will be elected as directors. A “Withhold” vote will have no effect on the vote.
We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

The Board of Directors unanimously recommends that you vote “FOR” the election of Steven R. Beauchamp, Virginia G. Breen, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Ronald V. Waters III and Toby J. Williams as directors to hold office until the 2024 annual meeting. Proxies will be so voted unless stockholders specify otherwise in their proxies.

The names of our directors who will continue in office until the 2024 annual meetings of stockholders, as well as the nominees for directors to be elected at this meeting, and certain information about them as of October 20, 2022 is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.
Paylocity 2023 Proxy Statement     7

Proposal No. 1 Election of Directors

Name	Position	Age	Director Since
Directors Nominated for Election at the 2023 Annual Meeting of Stockholders
Steven R. Beauchamp	Co-Chief Executive Officer and Director	50	2007
Virginia G. Breen	Director	58	2018
Robin L. Pederson	Director	63	2020
Andres D. Reiner	Director	51	2014
Kenneth B. Robinson	Director	67	2020
Ronald V. Waters III	Director	70	2013
Toby J. Williams	President, Co-Chief Executive Officer and Director	49	2022
Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders
Steven I. Sarowitz	Chairman	56	1997
Ellen Carnahan	Director	67	2016
Jeffrey T. Diehl	Director	52	2008
Nominees for Election to a One-Year Term Expiring at the 2024 Annual Meeting of Stockholders

Steven R. Beauchamp Co-Chief Executive Officer and Director Age: 50 Director Since: 2007 Committees: None
Biography
Steven R. Beauchamp is our Co-Chief Executive Officer and a director. Prior to joining Paylocity in 2007, Mr. Beauchamp was employed by Paychex, Inc., from September 2002 to August 2007 and served as VP of Product Management and as a Corporate Officer. Mr. Beauchamp also served as Vice President of Payroll Operations for Advantage Payroll Services, Inc. from August 2001 to September 2002 after Advantage Payroll acquired Payroll Central where he served as President from May 1999 to August 2001. Mr. Beauchamp also spent three years in operations management with ADP Canada from May 1995 to April 1998. Mr. Beauchamp holds a B.B.A. from Wilfrid Laurier University and a M.B.A. from Queen’s University. Mr. Beauchamp brings to our board of directors over 20 years of experience in management positions in payroll services companies, and his experience and familiarity with our business as our Co-Chief Executive Officer.

8     Paylocity 2023 Proxy Statement

Proposal No. 1 Election of Directors

Virginia G. Breen
Independent
Age: 58
Director Since: 2018
Committees: Audit
& Nominating and
Corporate Governance
Other Current Public
Company Boards:
Jones Lang LaSalle
Income Property Trust,
Tech & Energy
Transition Corp

Biography
Virginia G. Breen has served as a director since September 2018. Ms. Breen has been an institutional investor and board member in private and public equity for more than 30 years. She has served as a trustee of Jones Lang LaSalle Income Property Trust, a public, non-traded, daily-priced REIT since 2004. Ms. Breen has served as a trustee of NB Crossroads Private Market Fund VII Holdings, LLC since April 2021, NB Crossroads Private Markets Access Fund LLC since October 2020 and NB Crossroads Private Markets Fund VI Holdings, LLC since February 2020. Ms. Breen has served as a trustee, and, since April 2017, Ms. Breen has served as a director of NB Crossroads Private Markets Fund V Holdings LLC. Additionally, she has served as a director of NB Crossroads Private Markets Fund IV Holdings LLC since November 2015. Since July 2015, Ms. Breen has served as a director of Excelsior Private Markets Fund II, LLC and Excelsior Private Markets Fund III, LLC. Ms. Breen has also served as a director of UST Global Private Markets Fund, LLC since its inception in July 2008 until its sale in January 2021. Ms. Breen previously served as a director of Excelsior Buyout Investors, LLC since its inception in May 2003 until its sale in December 2013. Since 2008, Ms. Breen has served on the board of managers of the UBS A&Q Fund Complex, consisting of three portfolios, each of which is or was registered under the Investment Company Act of 1940, as amended. Since 2015, Ms. Breen has served as a trustee for the Calamos Fund Complex consisting of 26 portfolios. Ms. Breen has also served as a director of Tech and Energy Transition Corp. since January 2021. Ms. Breen holds a M.B.A. from Columbia University and an A.B. in Computer Science from Harvard College.

Robin L. Pederson Independent Age: 63 Director Since: 2020 Committees: Compensation
Biography
Robin L. Pederson has served as a director since March 2020. Mr. Pederson currently serves as Executive Chairman of Alula, a smart security and automation system company, Power Reviews, a technology provider of ratings and reviews for leading brands and retailers, Sauce Labs, a web and mobile application testing company, and Affinitiv, a provider of automotive marketing solutions. Mr. Pederson also serves as Board Advisor to Aircall, a cloud-based call center software company. From 2013 to 2017, he served as an Operating Executive at Marlin Equity Partners (“Marlin”), a global investment firm with over $6.7 billion of capital under management. During that time, he successfully led the acquisitions of five platforms and served as Executive Chairman of technology companies, including Arcserve, Changepoint, Fidelis Cybersecurity, Lochbridge, Uniface, Openwave Messaging and Openwave Mobility. Prior to his time at Marlin, Mr. Pederson served as the COO of Infor Global Solutions, one of the largest privately held software companies in the world. Mr. Pederson holds a B.S.B.A from the University of North Dakota.

Paylocity 2023 Proxy Statement     9

Proposal No. 1 Election of Directors

Andres D. Reiner Independent Age: 51 Director Since: 2014 Committees: Compensation & Nominating and Corporate Governance Other Current Public Company Boards: PROS Holdings, Inc.
Biography
Andres D. Reiner has served as a director since September 2014. Since 2010, Mr. Reiner has served as the President and Chief Executive Officer and a director of PROS Holdings, Inc. (“PROS”), an enterprise software company. Since 1999, and prior to his appointment as President and Chief Executive Officer, Mr. Reiner held a series of positions with PROS, including Senior Vice President of Product Development and Executive Vice President of Product and Marketing. Prior to joining PROS, Mr. Reiner held various technical and management positions in technology companies including Platinum Technology, ADAC Healthcare Information Systems, and Kinesix. Mr. Reiner holds a B.S. in Computer Science with a minor in Mathematics from the University of Houston. Mr. Reiner brings to our board of directors leadership experience through his role as President and Chief Executive Officer of PROS, as well as knowledge and experience with product development and innovation at technology companies.

Kenneth B. Robinson Independent Age: 67 Director Since: 2020 Committees: Audit Other Current Public Company Boards: Abercrombie & Fitch Co.
Biography
Kenneth B. Robinson has served as a director since March 2020. Mr. Robinson was the Senior Vice President of Audit Services at Exelon Corporation, an integrated power and utility company, from 2016 to 2020. Prior to Exelon, Mr. Robinson spent almost 40 years at The Procter & Gamble Company in a variety of senior finance leadership roles, including Chief Financial Officer – Global Personal Beauty Care and Global Chief Audit Executive. Mr. Robinson served from 2016 to 2020 as a Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Governmental Accounting Standards Board. Mr. Robinson currently serves as a director of Abercrombie & Fitch Co. and as Trustee of the International Financial Reporting Standards Board. Mr. Robinson holds a B.S. from Mississippi State University and a M.B.A. from the University of Memphis.

10     Paylocity 2023 Proxy Statement

Proposal No. 1 Election of Directors

Ronald V. Waters III
Lead Independent
Age: 70
Director Since: 2013
Committees: Audit
(Chair), Compensation
& Nominating and
Corporate Governance
Other Current Public
Company Boards:
Fortune Brands Home &
Security, Inc.

Biography
Ronald V. Waters III has served as a director since November 2013 and also serves as the Lead Independent Director. Mr. Waters has been an independent business consultant since May 2010. From 2009 to May 2010, he was a Director and the President and Chief Executive Officer of LoJack Corporation ("LoJack"), a worldwide marketer of wireless tracking and recovery systems for valuable mobile assets, and from 2007 to 2008, he was a Director and the President and Chief Operating Officer of LoJack. He is a director of Fortune Brands Home & Security, Inc., a home and security products company. From 2002 to May 2022, Mr. Waters served as a director of HNI Corp., a manufacturer of office furniture and a manufacturer and marketer of gas- and wood-burning fireplaces. From 2012 to 2015, Mr. Waters served as a director of Chiquita Brands International, Inc., an international marketer and distributor of food products. From 2006 to 2007, Mr. Waters served as a director of Sabre Holdings Corporation. Mr. Waters brings to our board of directors leadership experience through his former role as Chief Executive Officer of LoJack and significant finance expertise derived primarily from his current service on the audit committees of two other public companies and previous roles as a director and Chief Operating Officer at a public company, Chief Financial Officer at Wm. Wrigley Jr. Company, Controller at The Gillette Company and partner at KPMG LLP. Mr. Waters also brings to our board of directors international, legal and information technology expertise derived primarily from his service in various roles at several large public companies.

Toby J. Williams President, Co-Chief Executive Officer and Director Age: 49 Director Since: 2022 Committees: None
Biography
Toby J. Williams is our President and Co-Chief Executive Officer and has served as a director since March 2022. Prior to joining Paylocity as our Chief Financial Officer in September 2017, from February 2011 until August 2017, Mr. Williams held several positions at Ellucian, Inc., a provider of higher education software and services, most recently as Chief Product and Strategy Officer. Prior to joining Ellucian, Mr. Williams was the Director of Corporate Development of Paychex, Inc., a provider of human capital management solutions, from March 2006 to January 2011. Before joining Paychex, Mr. Williams was a senior associate in the investment banking division of Citigroup Global Markets Inc., an investment banking firm, from September 2004 to January 2006. From 1999 to 2004, Mr. Williams was an associate in private law practice, most recently with Holland & Knight LLP from 2002 until 2004. Mr. Williams holds a B.A. in Business Administration and Political Science from Houghton College and a M.B.A. and J.D. from The Ohio State University.

Paylocity 2023 Proxy Statement     11

Proposal No. 1 Election of Directors
Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

Ellen Carnahan Independent Age: 67 Director Since: 2016 Committees: Audit & Compensation (Chair) Other Current Public Company Boards: Enova International, Inc.
Biography
Ellen Carnahan has served as a director since November 2016. Ms. Carnahan is currently Principal of Machrie Enterprises, where she has served since 2008 as an investor in private companies and venture funds and director of public and venture-backed private technology companies. She previously spent more than 18 years at William Blair Capital Management, where she served as Managing Director and Head of Technology Investing. From 1983 to 1987, Ms. Carnahan served as Vice President of Marketing and Planning at SPSS, Inc., an analytics software vendor now part of IBM Corporation. Ms. Carnahan has served on the boards of directors for numerous public companies, including since 2015 as a director of Enova International, Inc., a leading provider of online financial services to non-prime consumers and small businesses, and from 2003 to 2015 as a director for Integrys Energy Group, Inc., an energy holding company whose operating subsidiaries provided natural gas and electricity in regulated and non-regulated markets. She is the Chair of the Audit Committee at Enova International, Inc. Ms. Carnahan also serves as a trustee of The JNL Funds, a registered investment fund, and has served on its audit and governance committees and chairs one of the investment committees. Ms. Carnahan is an active member of Chicago’s corporate and entrepreneurship community. In 2010, she was appointed to the Illinois Governor’s Economic Recovery Commission, and in 2010 and 2015, she was named one of the Techweek100 Top Technology Leaders in Chicago. Ms. Carnahan holds a M.B.A. from the Booth School at the University of Chicago and a B.B.A. from the University of Notre Dame.

Jeffrey T. Diehl Independent Age: 52 Director Since: 2008 Committees: Nominating and Corporate Governance (Chair) Other Current Public Company Boards: Q2 Holdings, Inc.
Biography
Jeffrey T. Diehl has served as a director since May 2008. Mr. Diehl is currently the Managing Partner & Head of Investments at Adams Street Partners, LLC, a global private equity investment management firm. Prior to joining Adams Street Partners in 2000, Mr. Diehl worked at Brinson Partners/UBS Global Asset Management and The Parthenon Group. Mr. Diehl serves as a director of various private companies and a public company, Q2 Holdings, Inc., a virtual banking solutions company. Mr. Diehl holds a B.S. from Cornell University and a M.B.A. from Harvard University. Mr. Diehl brings to our board of directors years of experience as an advisor to a wide range of technology companies, including companies in the software, IT-enabled business services and consumer Internet/media sectors. Mr. Diehl’s experience with the growth and development of technology companies provides our board of directors with a unique perspective on our long-term strategy.

12     Paylocity 2023 Proxy Statement

Proposal No. 1 Election of Directors

Steven I. Sarowitz Chairman of the Board Age: 56 Director Since: 1997 Committees: None
Biography
Steven I. Sarowitz founded Paylocity in 1997 and is our Chairman. Mr. Sarowitz was the Chief Executive Officer of Blue Marble Payroll, an international payroll aggregator, prior to its acquisition by Paylocity in August 2021. In addition, Mr. Sarowitz is a Director of Payescape, a UK payroll provider, and a partner in Wayfarer Studios and Wayfarer Entertainment. Prior to founding Paylocity, Mr. Sarowitz worked at Robert F. White, a Chicago-based independent payroll service firm. He later was an executive at three privately-held payroll companies. Mr. Sarowitz formerly served as President of the Independent Payroll Providers Association. Mr. Sarowitz holds a B.A. in Economics from the University of Illinois at Urbana. Mr. Sarowitz brings to our board of directors extensive executive leadership and operational experience in payroll services companies, and his experience and familiarity with our business as the founder and Chairman.

Paylocity 2023 Proxy Statement     13

Corporate
Governance
Director Independence
Our board of directors has determined that each of Mses. Breen and Carnahan and Messrs. Diehl, Pederson, Reiner, Robinson and Waters is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act as the term relates to membership on the board of directors.
The definition of independence under the rules of the Nasdaq Global Select Market (the “Nasdaq Listing Rules”) includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, our board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board reviewed and discussed information provided by the directors in questionnaires with questions tailored to the Nasdaq Listing Rules with regard to each director’s business and personal activities as they may relate to us and our management.
Board of Directors Leadership Structure
The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees. These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.
Our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chairman of the Board and the Co-Chief Executive Officers, and the board is given the flexibility to select its Chairman and our Co-Chief Executive Officers in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer or Co-Chief Executive Officers may be filled by one, two or three individuals. The board has chosen to separate the positions of Chairman of the Board and Co-Chief Executive Officers. We believe this structure is optimal for us because it avoids any duplication of effort between the Chairman and the Co-Chief Executive Officers and permits our Co-Chief Executive Officers to focus their efforts on the day-to-day management of the Company. This separation provides strong leadership for the board and the Company through the Chairman, while also positioning our Co-Chief Executive Officers as our leaders in the eyes of our employees and other stakeholders. The board may reconsider the best board leadership structure for us from time to time.
Risk Management
Our risk management function is overseen by our board of directors. Through our management reports and company policies, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our board committees' review of the Company's major financial, operational, data privacy, cyber and data security, legal and regulatory, and other risks, we keep our board of directors apprised of material risks and provide our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us and how our management addresses those risks. Mr. Beauchamp and Mr. Williams, as our Co-Chief Executive Officers, work with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors would conduct an assessment by themselves.
14     Paylocity 2023 Proxy Statement

Corporate Governance
Corporate Social Responsibility
Paylocity is committed to advancing our efforts around social and environmental responsibility, and corporate governance. We continue to invest in programs across the business to move ourselves and our community forward in the critical areas of diversity, equity, inclusion, and accessibility ("DEIA"), as well as environmental sustainability and awareness. For additional information regarding our corporate social responsibility initiatives, please visit our Corporate Social Responsibility website at https://www.paylocity.com/who-we-are/about-us/corporate-responsibility.
Culture & Engagement

We strive to be an organization where every employee has a voice, feels welcomed and is empowered to do their best work. Our core values drive our culture – we believe in earning it every day, that growth fuels opportunity, thinking next generation, living the reputation, and being unbeatable together. Our core values serve as the foundation from which we create an engaging culture for our employees, how we train and develop our teams and how we identify the right talent for our organization. Our approach to drive a strong culture and employee engagement has been validated externally as Paylocity has been named one of the Forbes 2022 Best Employers for Diversity, Forbes 2022 America's Best Mid-Size Employers, Forbes 2022 Best Employers for Women, and was also certified Great Place To Work on multiple occasions.

We support a number of employee resource groups including PCTY Equality, which focuses on fostering a positive work environment and providing support for employees and allies of the LGBTQIA+ community, our PCTY OneWorld group, which fosters an inclusive work environment and provides support for our employees of diverse ethnic backgrounds, PCTY Sheroes, which supports and celebrates women, PCTY Sustainability, whereby our employees support initiatives to operate our business and facilities to conserve energy, water and raw materials, and new this year, our PCTY Mental Health, which promotes a psychologically safe and healthy workplace where employees bring their whole selves to work and their mental well-being is supported. Each of these groups are organized to give employees the chance to build community and connections, voice their ideas and perspectives, personally develop and grow, and shape our culture to make a difference at work and in our local communities.

We also give back to our local communities through our PCTY Gives programs. Through PCTY Gives, we mobilize our technology, people and resources across the country through in-kind donations, our Elevate Your Passions (“EYP”) Grant Program, Volunteers in Action paid time-off, signature program funding, corporate sponsored volunteerism and many other initiatives. To support our employees and their communities, each quarter we donate to qualified 501(c)(3) charities nominated by our employees through the EYP program. In addition to local charities, Paylocity partners with national organizations such as Big Brothers Big Sisters of America, Blessings in a Backpack, American Red Cross, National Alliance on Mental Illness and Illinois Science and Technology Coalition. To support the children of Paylocity employees, the Peter J. McGrail Scholarship program, named after our late CFO, provides higher education tuition assistance for selected participants.

Paylocity 2023 Proxy Statement     15

Corporate Governance
Diversity & Inclusion
Our ongoing dedication to DEIA is foundational to our culture. We remain committed to increasing the representation of minority groups within our organization, including in leadership roles, and we directly focus on these goals within our talent acquisition and employee development efforts. Our focus includes attracting diverse candidates to our organization while also investing in professional development and mentorship programs focused on underrepresented employee groups. We also provide full transparency to our DEIA-related data and key initiatives and our metrics are available on our website. We are also proud of the ongoing efforts of our diversity leadership council, led by our Chief Diversity Officer, and our equality-focused employee resource group that strives to embed DEIA in everything we do at Paylocity.
To support our DEIA efforts, we launched a curriculum known as "BRIDGE” (Belonging, Respect, Inclusion, Diversity, Generosity, and Equity), that delivers training content related to topics such as unconscious bias, inclusive leadership and building diverse teams. Our curriculum is designed with the needs of both our employees and clients in mind, with content widely available via our Learning Management System. We also strive to cultivate the most inclusive workplace culture possible. To deliver on this commitment, we launched our second annual “Get Counted” self-ID campaign which allows employees to self-identify in areas such as disability, race, ethnicity, gender, gender identity, veteran status, sexual orientation, and personal pronouns. This data provides an accurate view of our diverse workforce so we can better customize, fund, and initiate specialized programming, accommodations and strategies.
Sustainability
PCTY Sustainability employee resource group is a self-organizing group of employees from across the business who share a common interest in fostering sustainable practices in both our work environment and the lives of our employees. We have harnessed the creativity and input of our employees to identify new sustainability initiatives, both large and small, across our business to drive positive impacts. We are focused on operating our business and our facilities in ways that conserve energy, water, and raw materials. Along with the traditional three R’s – Reduce, Reuse, and Recycle – our PCTY Sustainability employee resource group adds Reimagine, Respect, and Remember to remind us to think outside the box when working to improve our business practices and driving greater sustainability and environmental awareness both inside and outside of Paylocity. We are working to solve the enterprise goals of zero waste and net-zero carbon emissions from our business activities.
Governance
We also believe in responsible corporate governance, which is driven by both our executive management team and our board of directors. Our executive team and our board of directors play a critical role in driving our core values from the top down and has established corporate governance policies and procedures that guide our decisions and strategy. Our board and our executive team are committed to creating long-term value for our company and stockholders while promoting transparency and adhering to the highest ethical values.
The board, along with our executive management team, is also focused on risk management across our business, including the protection of our clients’ sensitive data. Data and cyber security are at the forefront of our risk management efforts, led by our Chief Compliance & Risk Officer and a dedicated information security team, led by our Chief Information Security Officer. We hold an ISO 27001 certification, undergo annual SSAE 18 audit for SOC1 and SOC2, and we are continuously investing in our information security efforts, including advanced monitoring technologies on all levels of our applications and infrastructure.

16     Paylocity 2023 Proxy Statement

Corporate Governance
Executive Sessions and Lead Independent Director

Non-management directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board’s policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year. The Company’s Corporate Governance Guidelines provide that a non-management independent director shall be chosen to preside at each executive session.
The board of directors has elected a non-management director to serve in a lead capacity (“Lead Independent Director”) to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the board of directors may determine. While the board annually elects a Lead Independent Director, it is generally expected that he or she will serve for more than one year. Our current Lead Independent Director is Ronald V. Waters III.

The role of the Lead Independent Director includes:
•presiding at non-management executive sessions, with the authority to call meetings of the independent directors;
•presiding at executive sessions;
•functioning as principal liaison on board-wide issues between the independent directors and the Chairman; and
•if requested by stockholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

Meetings of the Board of Directors and Committees
The board of directors held six meetings during the fiscal year ended June 30, 2022. The board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Directors are expected to attend at least 75% of the total number of meetings of the board and the committees of the board they serve upon during a given period. Each director attended all of the board of directors and committee meetings for committees served upon during fiscal 2022.
The following table sets forth the standing committees of the board of directors, the members of each committee and the Lead Independent Director as of the date that this Proxy Statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance	Lead Independent Director
Steven R. Beauchamp
Virginia G. Breen	●		●
Ellen Carnahan	●
Jeffrey T. Diehl
Robin L. Pederson		●
Andres D. Reiner		●	●
Kenneth B. Robinson	●
Steven I. Sarowitz
Ronald V. Waters III		●	●	●
Toby J. Williams

Member	●	Chair

Paylocity 2023 Proxy Statement     17

Corporate Governance
Audit Committee

Members
Ronald V. Waters III Independent (Chair)	Virginia G. Breen Independent	Ellen Carnahan Independent	Kenneth B. Robinson Independent

Meetings during the fiscal year ended June 30, 2022: 5		Report of the Audit Committee: Page 27

Committee Independence and Expertise
Our board of directors has determined that each member of the audit committee is independent for purposes of the Nasdaq Listing Rules and SEC rules and regulations as they apply to audit committee members. Our board of directors has determined that each of Mses. Breen and Carnahan and Messrs. Robinson and Waters meet the requirements for financial literacy and sophistication, and that Mr. Waters qualifies as an “audit committee financial expert,” under the applicable requirements of the Nasdaq Listing Rules and SEC rules and regulations. The composition of our audit committee complies with all applicable requirements in the Nasdaq Listing Rules and SEC rules and regulations.
Principal Responsibilities
The functions of the audit committee include the following:

•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•overseeing the overall enterprise risk management framework, reviewing our financial, operational, data privacy, cybersecurity, legal and regulatory risks and other company-wide risk exposures, and processes to manage those risks.

•establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls;
•reviewing material related party transactions or those that require disclosure; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The audit committee’s specific responsibilities are set forth in its charter, which the audit committee reviews at least annually. The audit committee has the responsibility and authority to oversee the accounting and financial reporting processes of the Company, the integrity of the financial reports and other financial information and the audits of the Company’s financial statements. The audit committee also reviews the qualifications, independence and performance, and approves the terms of engagement of the Company’s independent auditor. The audit committee also reviews the performance of the Company’s internal audit function and prepares any reports required of the audit committee under SEC rules and regulations.
The audit committee held five meetings during the fiscal year ended June 30, 2022. Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

18     Paylocity 2023 Proxy Statement

Corporate Governance
Compensation Committee

Members
Ellen Carnahan Independent (Chair)	Robin L. Pederson Independent	Andres D. Reiner Independent	Ronald V. Waters III Independent

Meetings during the fiscal year ended June 30, 2022: 9		Report of the Compensation Committee: Page 46

Committee Independence
Our board of directors has determined that each member of the compensation committee is independent for purposes of the Nasdaq Listing Rules, is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.
Principal Responsibilities
The functions of the compensation committee include the following:

•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•reviewing our overall compensation philosophy.

The compensation committee and board of directors believe that attracting, retaining and motivating our employees, and particularly the Company’s senior management team and key operating personnel, are essential to Paylocity’s performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.
The compensation committee’s specific responsibilities are set forth in its charter, which the compensation committee reviews at least annually. The compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Co-Chief Executive Officers and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our equity compensation plans.
Independent Consultant
The compensation committee engages Compensia, Inc. (“Compensia”) to provide independent compensation consulting support. Compensia has provided market information on compensation trends and practices and makes compensation recommendations based on competitive data of a peer group of companies. Compensia is also available to perform special projects at the compensation committee’s request. Compensia provides analyses and recommendations that inform the compensation committee’s decisions but does not decide or approve any compensation actions. As needed, the compensation committee also consults with Compensia on other compensation-related matters, which for fiscal 2022 included a review of total cash and all stock-based compensation for Paylocity’s executive officers and board of directors. Compensia also provided guidance on executive and board of director stock ownership guidelines. The engagement of any compensation consultant rests exclusively with the compensation committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses.
The compensation committee has assessed the independence of Compensia and concluded that no conflicts of interest exist that would prevent Compensia from providing independent and objective advice to the compensation committee.
The compensation committee held nine meetings during the fiscal year ended June 30, 2022.

Paylocity 2023 Proxy Statement     19

Corporate Governance
Nominating and Corporate Governance Committee

Members
Jeffrey T. Diehl Independent (Chair)	Virginia G. Breen Independent	Andres D. Reiner Independent	Ronald V. Waters III Independent

Meetings during the fiscal year ended June 30, 2022: 5

Committee Independence
Our board of directors has determined that each member of the nominating and corporate governance committee is independent for purposes of the Nasdaq Listing Rules and under applicable SEC rules and regulations.
Principal Responsibilities
The functions of the nominating and corporate governance committee include the following:

•identifying and recommending candidates for membership on our board of directors;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of conduct for directors and executive officers;

•overseeing the process of evaluating the performance of our board of directors;
•overseeing and reviewing programs and initiatives relating to environmental, social and governance matters; and
•assisting our board of directors on corporate governance matters.

The nominating and corporate governance committee’s specific responsibilities are set forth in its charter, which the nominating and corporate governance committee reviews at least annually. The nominating and corporate governance committee has the responsibility and authority to identify, select or recommend candidates for membership on the board of directors, consider committee member qualifications, appointment and removal, recommend corporate governance principles and oversee the evaluation of the board of directors and each committee.
The nominating and corporate governance committee held five meetings during the fiscal year ended June 30, 2022.

Director Nominations
Our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board that brings to Paylocity a diversity of experience in areas that are relevant to our business and that complies with the Nasdaq Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise, gender, race, ethnicity and other demographic factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.
20     Paylocity 2023 Proxy Statement

Corporate Governance
Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the Nasdaq Listing Rules, at least a majority of the members of the board must meet the definition of “independence” and at least one director must be a “financial expert” under the Exchange Act and the Nasdaq Listing Rules and applicable SEC rules and regulations. The nominating and corporate governance committee also believes it appropriate for our Co-Chief Executive Officers to participate as members of the board of directors.
The nominating and corporate governance committee evaluates annually the current members of the board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will assess regularly the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.
Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.
Our bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see “Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting” elsewhere in this Proxy Statement.
Board Diversity
We believe it is important that our Board is composed of individuals reflecting the diversity represented by our employees, our clients, and our communities. We provide below enhanced disclosure regarding the diversity of our 10-member Board as of October 20, 2022, utilizing the template included in the final Nasdaq Rule 5606.

Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	2	8	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed Demographic Background	—	—	—	—

Paylocity 2023 Proxy Statement     21

Corporate Governance
Board Skills
In addition to the qualifications described above and the information regarding each director’s service as a director, business experience and other director positions held currently or during the last five years contained in the biography of each director, we seek to maintain a diverse set of skills on our Board. The table below illustrates how the board is well positioned to provide direction and oversight with respect to our overall performance, strategic direction and significant corporate policies.

Skills and/or Experience
Public Company Board Experience		●	●	●		●	●		●
Executive Leadership and Business Operations	●	●	●	●	●	●	●	●	●	●
Human Capital Management Industry Experience	●			●	●	●				●
Software as a Service Industry Experience	●	●	●	●	●	●		●	●	●
Cloud Technology Experience			●	●	●	●		●		●
Enterprise Risk and Cybersecurity Management	●	●	●	●		●	●		●	●
Accounting and Financial Expertise		●	●	●			●		●	●
Strategic Planning and Mergers and Acquisitions	●	●	●	●	●	●	●		●	●
Legal, Regulatory and Environmental, Social and Governance	●	●	●	●	●	●	●	●		●

22     Paylocity 2023 Proxy Statement

Corporate Governance
Compensation of Directors
Our directors are eligible to receive equity awards and cash retainers as compensation for service on our board of directors and committees of our board of directors. Under our director compensation package for fiscal 2022, our directors were entitled to receive a $35,000 annual retainer fee. The audit committee chairperson received an annual fee of $20,000, and members of the audit committee received an annual fee of $10,000. The compensation committee chairperson received an annual fee of $15,000, and members of the compensation committee received an annual fee of $7,500. The nominating and corporate governance committee chairperson received an annual fee of $10,000, and the members of the nominating and corporate governance committee received an annual fee of $5,000. The Lead Independent Director received an annual fee of $20,000.
We also grant members of our board of directors stock awards in addition to the cash compensation described above. In August 2021, the compensation committee of our board of directors approved a restricted stock unit grant entitling each director to receive that number of shares of our common stock equal to approximately $200,000 divided by the then 30 calendar day average closing price of our common stock on the applicable date of grant, which was August 16, 2021. These grants vested 25% quarterly, such that the grant vested in full on the first anniversary of the grant, provided that the director continued to serve as a director through such vesting dates.
The following table sets forth information concerning the compensation earned during the last fiscal year by each director who received such compensation. Our Co-Chief Executive Officers did not receive additional compensation for their service as directors and, consequently, no additional compensation is included in the table. The compensation received by our Co-Chief Executive Officers as employees is presented under “Compensation of Named Executive Officers—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Steven R. Beauchamp	$—		$—		$—
Virginia G. Breen	$50,000	(2)	$235,604	(10)	$285,604
Ellen Carnahan	$60,000	(3)	$235,604	(10)	$295,604
Jeffrey T. Diehl	$45,000	(4)	$235,604	(10)	$280,604
Robin L. Pederson	$42,500	(5)	$235,604	(10)	$278,104
Andres D. Reiner	$47,500	(6)	$235,604	(10)	$283,104
Kenneth B. Robinson	$45,000	(7)	$235,604	(10)	$280,604
Steven I. Sarowitz	$35,000	(8)	$235,604	(10)	$270,604
Ronald V. Waters III	$87,500	(9)	$235,604	(10)	$323,104
Toby J. Williams	$—		$—		$—
(1)Amounts represent the aggregate grant date fair value of restricted stock units granted during the year computed in accordance with ASC Topic 718. Assumptions used in calculating the amounts reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that our directors may receive from the awards.
(2)Consists of $35,000 annual retainer fee for service on the board of directors, $10,000 annual fee for service on the audit committee and $5,000 annual fee for service on the nominating and corporate governance committee.
(3)Consists of $35,000 annual retainer fee for service on the board of directors, $10,000 annual fee for service on the audit committee and $15,000 annual fee for service as the chairwoman of the compensation committee.
(4)Consists of $35,000 annual retainer fee for service on the board of directors and $10,000 annual fee for service as the chairman of the nominating and corporate governance committee.
(5)Consists of $35,000 annual retainer fee for service on the board of directors and $7,500 annual fee for service on the compensation committee.
(6)Consists of $35,000 annual retainer fee for service on the board of directors, $7,500 annual fee for service on the compensation committee and $5,000 annual fee for service on the nominating and corporate governance committee.
(7)Consists of $35,000 annual retainer fee for service on the board of directors and $10,000 annual fee for service on the audit committee.
(8)Consists of $35,000 annual retainer fee for service on the board of directors.
(9)Consists of $35,000 annual retainer fee for service on the board of directors, $20,000 annual fee for service as Lead Independent Director, $20,000 annual fee for service as the chairman of audit committee, $7,500 annual fee for service on the compensation committee and $5,000 annual fee for service on the nominating and corporate governance committee.
(10)Consists of 939 restricted stock units, all of which vested by August 16, 2022.
Paylocity 2023 Proxy Statement     23

Corporate Governance
Communications with Directors
Stockholders and other interested parties may communicate with the board of directors by mail addressed as follows:

Board of Directors of Paylocity Holding Corporation
c/o Corporate Secretary
1400 American Lane
Schaumburg, Illinois 60173
Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings
We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our board of directors considering the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders. The board of directors, however, does not have a policy requiring director attendance at our annual meetings of stockholders. Eight of the directors attended our 2022 Annual Meeting of Stockholders.
Committee Charters and Other Corporate
Governance Materials
We have adopted a Code of Business Conduct and Ethics (the “Code”), that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. The Code is available on the investor relations section of our website at http://investors.paylocity.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors and will be disclosed on our website as well as via any other means then required by Nasdaq Listing Rules or applicable law.
Our board of directors has also adopted a written charter for each of the audit committee, the compensation committee and the nominating and corporate governance committee. Each charter is available on the investor relations section of our website at http://investors.paylocity.com.
24     Paylocity 2023 Proxy Statement

Corporate Governance
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines (the “Guidelines”) that address the composition of the board, criteria for board membership and other board governance matters. These Guidelines are available on the investor relations section of our website at http://investors.paylocity.com. A printed copy of the Guidelines may also be obtained by any stockholder free of charge upon request to our principal executive office to the Corporate Secretary, Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are or have been an officer or employee of Paylocity. During the fiscal year ended June 30, 2022, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.
Paylocity 2023 Proxy Statement     25

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
The audit committee of our board of directors has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm to audit the consolidated financial statements of Paylocity Holding Corporation for the fiscal year ending June 30, 2023. KPMG has served as our auditor since May 2013. A representative of KPMG is expected to be present at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.
The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended June 30, 2022 and 2021:

	2022	2021
Audit fees(1)	$1,382,000	$1,140,240
Audit-related fees(2)	$—	$—
Tax fees(3)	$85,000	$260,000
All other fees(4)	$—	$20,000
Total fees	$1,467,000	$1,420,240
(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory or regulatory filings.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)All other fees consist of fees for services other than the services reported above. These fees, for the years presented, include amounts billed for impact assessment services related to financial system implementations.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm
The audit committee has determined that all services performed by KPMG are compatible with maintaining the independence of KPMG. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accountants. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of KPMG as our independent registered public accounting firm, the audit committee will reconsider its selection.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2023. Proxies will be so voted unless stockholders specify otherwise in their proxies.

26     Paylocity 2023 Proxy Statement

Report of the
Audit Committee
The audit committee currently consists of four directors. Mses. Breen and Carnahan and Messrs. Robinson and Waters are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of Paylocity’s website at http://investors.paylocity.com.
The audit committee oversees Paylocity’s financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining Paylocity’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Paylocity’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
The audit committee has reviewed and discussed with management the Company’s audited financial statements. The audit committee has also discussed with KPMG LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, as such standard may be further modified, supplemented or amended from time to time (or such successor standard that may be promulgated). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of Paylocity’s financial reporting.
The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the audit committee recommended to Paylocity’s board of directors that the Company’s audited financial statements be included in Paylocity’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.
AUDIT COMMITTEE
Ronald V. Waters III, Chair
Virginia G. Breen
Ellen Carnahan
Kenneth B. Robinson
The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Paylocity under the Securities Act of 1933, as Amended (the “Securities Act”) or the Exchange Act, except to the extent that Paylocity specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”
Paylocity 2023 Proxy Statement     27

Executive
Officers
The following table sets forth information regarding our executive officers as of October 20, 2022.

Steven R. Beauchamp Co-Chief Executive Officer and Director Age: 50

Steven R. Beauchamp is our Co-Chief Executive Officer and a director. Prior to joining Paylocity in 2007, Mr. Beauchamp was employed by Paychex, Inc., from September 2002 to August 2007 and served as VP of Product Management and as a Corporate Officer. Mr. Beauchamp also served as Vice President of Payroll Operations for Advantage Payroll Services, Inc. from August 2001 to September 2002 after Advantage Payroll acquired Payroll Central where he served as President from May 1999 to August 2001. Mr. Beauchamp also spent three years in operations management with ADP Canada from May 1995 to April 1998. Mr. Beauchamp holds a B.B.A. from Wilfrid Laurier University and a M.B.A. from Queen’s University. Mr. Beauchamp brings to our board of directors over 20 years of experience in management positions in payroll services companies, and his experience and familiarity with our business as our Co-Chief Executive Officer.

Toby J. Williams President and Co-Chief Executive Officer and Director Age: 49

Toby J. Williams is our President and Co-Chief Executive Officer and has served as a director since March 2022. Prior to joining Paylocity as our Chief Financial Officer in September 2017, from February 2011 until August 2017, Mr. Williams held several positions at Ellucian, Inc., a provider of higher education software and services, most recently as Chief Product and Strategy Officer. Prior to joining Ellucian, Mr. Williams was the Director of Corporate Development of Paychex, Inc., a provider of human capital management solutions, from March 2006 to January 2011. Before joining Paychex, Mr. Williams was a senior associate in the investment banking division of Citigroup Global Markets Inc., an investment banking firm, from September 2004 to January 2006. From 1999 to 2004, Mr. Williams was an associate in private law practice, most recently with Holland & Knight LLP from 2002 until 2004. Mr. Williams holds a B.A. in Business Administration and Political Science from Houghton College and a M.B.A. and J.D. from The Ohio State University.

Ryan Glenn Chief Financial Officer and Treasurer Age: 40

Ryan Glenn is our Chief Financial Officer and Treasurer. Prior to March 2022, he served as Senior Vice President of Finance of the Company since August 2021. From June 2018 to August 2021, Mr. Glenn served as the Company's Vice President, Financial Planning & Analysis and Investor Relations and, from October 2013 to June 2018, Mr. Glenn held various financial leadership positions in the Company's Financial Planning & Analysis and Investor Relations department. Prior to joining Paylocity in October 2013, Mr. Glenn held various roles at PricewaterhouseCoopers LLP, a registered public accounting firm from 2010 to 2013, last serving as a Manager in the Capital Markets & Accounting Advisory Practice. Mr. Glenn earned a B.S. Summa Cum Laude from the University at Buffalo and a M.B.A from The Johnson School at Cornell University.

28     Paylocity 2023 Proxy Statement

Executive Officers

Rachit Lohani Chief Technology Officer Age: 35

Rachit Lohani is our Chief Technology Officer. Prior to joining Paylocity in September 2021, Mr. Lohani served as the VP of Engineering from 2020 to 2021 at Atlassian. Prior to joining Atlassian, he served as Director of Engineering at Intuit from 2014 to 2020. Before joining Intuit, Mr. Lohani served in engineering leadership positions at Netflix from 2012 to 2014 and Videology Inc from 2009 to 2012. Mr. Lohani brings over 15 years of management experience building products and leading technological transformations. Mr. Lohani holds a M.S. in Computer Science and Engineering from the University at Buffalo and a M.S. in Mathematics and Computer Science from New York University.

Nicholas Rost Vice President and Chief Accounting Officer Age: 42

Nicholas Rost has served as Vice President and Chief Accounting Officer of the Company since September 2021. From May 2019 to September 2021, he served as Corporate Controller of the Company. From May 2017 through May 2019, Mr. Rost held various financial leadership roles at Joyson Safety Systems, including Chief Accounting Officer and Executive Director of Financial Planning and Analysis. From 2003 to 2017, Mr. Rost worked in a variety of roles at PricewaterhouseCoopers LLP, a registered public accounting firm, serving most recently as a Senior Manager in the Assurance Practice. Mr. Rost earned his B.S.B.A. degree in Accounting Information Systems from Central Michigan University. He is also a Certified Public Accountant.

Michael R. Haske Former Chief Operating Officer Age: 50

Michael R. Haske served as our Senior Vice President of Sales & Marketing before being promoted to President and Chief Operating Officer in August 2017. Mr. Haske voluntarily resigned from his position as President effective March 11, 2022 and from his position as Chief Operating Officer of the company effective September 1, 2022. Prior to joining Paylocity in 2007, Mr. Haske held several roles at Paychex, Inc., including Director of Marketing and Business Development and Regional Manager. Prior to joining Paychex, Inc., Mr. Haske held multiple roles with Automatic Data Processing, Inc., including Sales Manager & Corporate Sales Trainer. Mr. Haske earned his B.A. degree in Marketing and Finance from the University of Michigan. He also earned a M.B.A. in Marketing from Cardean/Ellis NYIT.

Paylocity 2023 Proxy Statement     29

Executive Officers

Mark S. Kinsey Former Senior Vice President of Operations Age: 52

Mark S. Kinsey was employed as our Senior Vice President of Operations and voluntarily resigned his employment effective September 2, 2022. Prior to joining Paylocity in May 2015, Mr. Kinsey served as President of Online Data Collection at Ipsos from 2012 to 2015. Prior to joining Ipsos, Kinsey held several positions at The Nielsen Company from 2002 to 2012, including Head of North America Consumer Operations and Global Product Leader of consumer household panel services. Before joining The Nielsen Company, Kinsey was a consultant in the general practice with AT Kearney, a management consulting firm. He holds a B.S. in Finance from Ball State University and a M.B.A. from Indiana University.

30     Paylocity 2023 Proxy Statement

Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
This section discusses the philosophy underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation was awarded to and earned in fiscal 2022 by the following executive officers, which we refer to as our "named executive officers" in this Proxy statement, and places in perspective the data presented in the tables and narrative that follow:
•Steven R. Beauchamp, our Co-Chief Executive Officer (“Co-CEO”);
•Toby J. Williams, our President and Co-CEO;
•Ryan Glenn, our Chief Financial Officer and Treasurer ("CFO");
•Michael R. Haske, our former President and Chief Operating Officer (“COO”)(1);
•Rachit Lohani, our Chief Technology Officer(2); and
•Mark S. Kinsey, our former Senior Vice President of Operations(3).
(1)    Mr. Haske resigned his position of President effective March 11, 2022 and his position of Chief Operating Officer effective September 1, 2022.
(2)    Mr. Lohani joined us as our Chief Technology Officer on September 27, 2021.
(3)    Mr. Kinsey resigned his position of Senior Vice President of Operations effective September 2, 2022.
We refer to our compensation committee in this Compensation Discussion and Analysis and the related compensation tables as the “Committee.” The members of the Committee in fiscal 2022 were Ellen Carnahan, Robin L. Pederson, Andres D. Reiner and Ronald V. Waters III.
Changes in Leadership Structure and Executives
In March 2022, our board of directors approved a Co-Chief Executive Officer ("Co-CEO") leadership structure and promoted Toby J. Williams as our President and Co-CEO alongside Mr. Beauchamp. The Co-CEO model allows us to leverage each of Mr. Beauchamp's and Mr. Williams's unique strengths, backgrounds and skill sets. Both Mr. Beauchamp and Mr. Williams report to our board of directors.
Upon the appointment of Mr. Williams as President and Co-CEO, our board of directors promoted Ryan Glenn to Chief Financial Officer and Treasurer in March 2022. Mr. Glenn has held various roles of increasing responsibility within Paylocity after serving as one of the key team members that helped take us public in 2014. He leads the finance, accounting, legal and procurement teams while also managing interactions with the investment community, including communicating financial results and the strategic direction of the Company.

Paylocity 2023 Proxy Statement     31

Compensation Discussion and Analysis
Fiscal 2022 Financial and Business Highlights
During fiscal 2022, we continued to execute our strategy of extending technological leadership, growing our client base, expanding our product offerings and further developing our referral network. Our named executive officers and other members of our executive management team led the organization to achieve certain operational and financial milestones that position us for continued short- and long-term success, including the following achievements:

Year-over-year total revenue growth	34%

Revenue retention	92%+

Adjusted EBITDA margin*	28%

Year-over-year increase in Adjusted EBITDA leverage	120 bps

Client growth	16%

New business revenue from referral channels	Over 25%

*    Adjusted EBITDA is a non-GAAP financial measure. For information on Adjusted EBITDA, as defined by the Company, please see Part II, Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included on pages 30 – 32 in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on August 5, 2022.
Our value proposition and product strategy are aligned with our clients' needs as our products focused on modern workforce solutions have seen increasing attach and utilization rates during fiscal 2022 as follows:
•Community, our social collaboration platform, has seen rapid adoption by companies with dispersed workforces – whether mobile and remote employees, contractors and shift workers – who may not have regular access to corporate email or computers.
•Premium Video, which gives our clients the ability to record, upload and embed videos across our product suite, experienced an 80% growth in video creation and an even greater increase in viewership.
•A continued focus on employee development from faster onboarding, flexible training options and improving retention led to a significant increase in the number of on-demand training courses completed in our Learning Management System by client employees.
•Use of data and analytics on our platform set monthly usage records each month of fiscal 2022, including ongoing use of the Modern Workforce Index or MWI, which analyzes, scores, and tracks a company’s progress in delivering a more engaging experience to their employees.
Our investment in product development continues to be recognized by independent third parties, with Paylocity being named an overall leader for all 12 HRIS product categories for the 15th straight quarter by G2 Crowd, an independent product reviews site.
From an operational perspective, we remain focused on delivering world-class service to our 33,300 clients. We are proud of the efforts of our operations teams who create a true partnership with our clients. This combination of strong operational execution and industry-leading products allowed us to deliver revenue retention of greater than 92% again for fiscal 2022.
We were also able to maintain a strong culture for our more than 5,300 employees as we were named to the Inc. Best-Led Companies list, Fortune 100 Fastest-Growing Companies list, Forbes Best Mid-Size Employers list, Forbes Best Employers for Diversity list, and Forbes Best Employers for Women list. We demonstrated our commitment to being a leader in social and environmental responsibility and corporate governance, which we have showcased on the Corporate Responsibility section of our website and in our annual Corporate Social Responsibility report.

32     Paylocity 2023 Proxy Statement

Compensation Discussion and Analysis
Fiscal 2022 Executive Compensation Highlights
The following key compensation actions were taken with respect to the named executive officers for fiscal 2022:
•Base Salaries: We adjusted the base salaries of certain of our named executive officers in order to appropriately compensate them given the level of performance and the competitive market. We also adjusted the base salaries of Messrs. Williams and Glenn in March 2022 in light of their increased duties and responsibilities in connection with the changes made to our leadership structure.
•Annual Cash Bonuses: The target bonus opportunities as a percentage of base salaries remained the same for our named executive officers as compared to the prior year with the exception of Mr. Lohani who joined us in September 2021. We paid annual cash bonuses to our named executive officers in order to encourage them to focus on the achievement of key short-term business objectives and reflect their achievement of the corporate performance objectives under our annual cash bonus incentive plan.
•Long-Term Equity Incentive Compensation: We granted time-based restricted stock unit and market share unit awards for shares of our common stock in order to reward increases in stockholder value and achievement of corporate objectives.
•Share Ownership Guidelines: We have adopted stock ownership guidelines for our named executive officers in order to promote the alignment of long-term interests of our named executive officers with our stockholders.
•Stockholder Feedback: We hold non-binding advisory stockholder votes on the compensation program for our named executive officers commonly referred to as a “say on pay” vote. We received 94.6% of votes in favor of our say on pay proposal at the 2022 Annual Meeting of Stockholders. The Committee has considered and will continue to consider the outcome of our say on pay votes and our stockholders’ views when making compensation decisions for our named executive officers, including the outcomes of “Proposal No. 3 Advisory Vote to Approve the Compensation of our Named Executive Officers” and “Proposal No. 4 Advisory Vote on the Frequency of Holding Future Advisory Votes to Approve the Compensation of our Named Executive Officers” at this Annual Meeting.
Compensation Philosophy and Objectives
Paylocity’s commitment to attracting, retaining and aligning talent with our business objectives is reflected in the total compensation program for our named executive officers. We provide a talent value proposition that motivates officers to contribute to the creativity, growth, profitability and performance of the Company.

Our objective is to:
•attract and retain the talent needed to grow the Company’s business;
•provide a strong incentive for executives and key employees to work toward the achievement of the Company’s goals, including long-term revenue growth and sustained value creation; and
•ensure that the interests of management and the Company’s stockholders are aligned.

We seek to achieve these objectives by providing compensation that is competitive with the practices of other peer group technology companies and linking rewards to Company performance. Our incentives are designed to motivate our named executive officers to increase long-term stockholder value in alignment with stockholders’ interests.
Within this framework, we observe the following principles:
1.Attract, motivate and retain top-caliber talent: Named executive officers should have market-competitive base salaries and employee benefits that permit us to hire and retain high-caliber individuals at all levels, as we compete for talent nationally;
2.Pay for performance: A significant portion of the annual compensation of our named executive officers should vary with annual business performance and each individual’s contribution to that performance;
3.Reward long-term growth and sustained value creation: Named executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our stockholders;
Paylocity 2023 Proxy Statement     33

Compensation Discussion and Analysis
4.Align compensation with stockholder interests: The interests of our named executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of our common stock; and
5.Promote accountability; discourage excessive or inappropriate risk-taking: Our compensation program discourages excessive risk-taking. The Company enforces this principle through the share-ownership requirements, as well as hedging and trading restrictions and a clawback policy applicable to our Co-CEOs and CFO. See “Compensation Discussion and Analysis – Other Compensation Policies – Compensation Recovery Policy” for additional information about our clawback policy.
These principles are the foundation for a compensation framework that focuses management’s best efforts on achieving the Company’s goals and generating sustainable stockholder value.

What We Do	What We Don’t Do

  Pay for Performance – a significant portion of our executive compensation program is not guaranteed and is dependent upon stock price appreciation and other variable, at-risk pay components that are disclosed to our stockholders
  Review Peer Compensation Data – prior to making executive compensation decisions we review peer company compensation data
  Annual Stockholder “Say on Pay” – we seek an annual non-binding advisory vote from stockholders to approve the executive compensation disclosed in our “Compensation Discussion and Analysis,” tabular disclosures and related narrative of this proxy statement
  Post-Employment Covenants – our executive employment agreements contain non-compete and non-solicit language in order to protect the business
  Modest Perquisites – providing only those that have a sound value to our business
  Caps on Incentive Payouts – we ensure that short-term incentives and our performance-based restricted stock unit awards cap payouts
  Mitigate Undue Risk – we have a clawback policy applicable to our Co-CEOs and CFO, set multiple performance measures and targets and maintain robust Board and management processes to identify risks
  Robust Stock Ownership Guidelines – we ensure management acts and thinks like stockholders through stock ownership
  Independent Compensation Consultant – we seek third party executive compensation advice for the Committee from an independent consulting firm that does not perform any other services for our Company

  No Excise Tax Gross-Ups upon Change in Control – we do not provide tax gross-ups related to change in control
  No Pledging Shares of Company Stock Received as Compensation – named executive officers may not directly or indirectly pledge Paylocity common stock as collateral for any obligation
  No Hedging Shares of Company Stock Received as Compensation, named executive officers may not directly or indirectly engage in transactions intended to hedge or offset the market value of Paylocity common stock owned by them
  No Guaranteed Incentive Payouts – we do not provide guaranteed minimum bonuses

34     Paylocity 2023 Proxy Statement

Compensation Discussion and Analysis
The Role of the Committee and its Consultants and Advisors
The Committee’s primary duties are to regularly meet, review and advise our board of directors on the Company’s overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends. The Committee is responsible for taking action with respect to compensation that will attract and retain the highest quality executives that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company’s progress. For a more complete description of the duties and responsibilities of the Committee, see the charter for the Committee posted on our website at: http://investors.paylocity.com.
The Committee has engaged Compensia, an outside independent executive compensation consultant, to assist the Committee with executive compensation matters by providing market research and advisory support for base salary, bonus and equity compensation matters and to assist the Committee with assessing the Company’s peer group. Compensia annually develops a peer group study and an executive and non-employee director compensation review that is specific to the Company. Compensia does not provide other services to the Company. The Committee also uses the services of the Company’s human resources department and the Company’s outside counsel in making compensation-related decisions involving our named executive officers.
Role of Named Executive Officers in Compensation Decisions
The compensation of our named executive officers is determined by the Committee. Our Co-CEOs and CFO typically provide an agenda and recommendations to the Committee. Our Co-CEOs attend the Committee meetings and discusses with the Committee the compensation and performance of all named executive officers, other than themselves. Our Co-CEOs base their recommendations in part upon their review of the performance of our named executive officers. The Committee may exercise its discretion in modifying any recommended compensation adjustments or awards to such named executive officers.
Components of Executive Compensation
We offer our named executive officers compensation in the following forms:
•Base salaries to reward individual contributions and compensate for their day-to-day responsibilities;
•Variable compensation in the form of performance-based bonuses that are directed to drive targeted corporate business goals and annual objectives; and
•Equity compensation in the form of restricted stock units, which include both time-based and performance-based vesting terms, and market share units in order to foster focus by our named executive officers on long-term objectives.
Our equity compensation program is structured to align the long-term pay of our named executive officers with stockholder interests. We believe that equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees, and our executive compensation program aims to appropriately balance the goals of motivating and rewarding our named executive officers, thereby promoting stability in our leadership.
To promote alignment of our named executive officers’ interests with those of our stockholders and to focus our executives on achievement of certain annual performance-based metrics that the Committee considers critical to the Company’s future success, we also have an annual cash bonus program that varies above or below target levels commensurate with our performance. In addition, we have executive employment agreements with each of our named executive officers in order to secure their positions with the Company and to increase the executives’ focus with the Company notwithstanding the high demand for services that may exist within the executives’ locality and the Company’s competitors in the technology sector.

Paylocity 2023 Proxy Statement     35

Compensation Discussion and Analysis
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Therefore, we generally do not provide perquisites or other personal benefits to our named executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our named executive officers more efficient and effective, and for recruitment and retention purposes. During fiscal 2022, other than the commuting expenses provided to Mr. Williams, the car allowance provided to Mr. Haske and the annual executive health and wellness screening provided to our executives, none of the named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual. In addition, we do not provide our named executive officers retirement plan benefits or health and welfare plan benefits, other than the aforementioned executive health and wellness screening, that deviate from what is generally offered to employees of the Company.
We view these components of compensation as related, but the Committee does not review total compensation for the named executive officers in making a decision with regard to a component of compensation because the Committee does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Committee instead believes that each component of compensation is intended to reward different goals, as well as skills, responsibilities and duties of the executive. As a result, the appropriate level for each compensation component is based in part, but not exclusively, on peer group survey data and our recruiting and retention goals, our view of internal equity and consistency and other considerations we deem relevant, such as rewarding extraordinary performance, for such component of compensation.
In determining named executive officer compensation, the Company considers the following factors:

•the Company’s performance in the previous fiscal year;
•the Company’s growth from the previous fiscal year;
•long-term retention value;
•the Company’s outlook and operating plan for the upcoming fiscal year;
•assistance from the Committee’s advisors and consultants, as described under “The Role of the Committee and its Consultants and Advisors”, including the compensation analysis put together by Compensia;
•the named executive officer’s role;
•an evaluation of the named executive officer’s individual performance and overall impact on the Company;
•the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the named executive officers and other participants;
•overall equity burn rates as well as equity overhang levels;
•the value of, and expense associated with, proposed and previously awarded equity grants, including the long-term retention value of past awards; and
•compensation trends and competitive factors in the market for talent in which the Company competes.

The Committee performs an annual strategic review of compensation for our named executive officers and the Company’s peer group to determine whether we provide adequate incentives and motivation to our named executive officers. To this end, the Committee reviews survey data and compensation data of peer companies annually when it reviews named executive officer compensation.
For fiscal 2022, the Committee, based on an analysis put together by Compensia, developed the Company’s peer group for purposes of advising the Committee on its assessment of base salary, equity compensation and variable cash bonus opportunities for our named executive officers. After comments from Company management, the Committee reviewed the peer group assessment criteria, including peer group company location, industry, direct peers, revenue, revenue ranges, market capitalization, increases in market capitalization and revenue growth rate. The peer group was selected from companies that provide systems software or internet software and services, or enterprise software applications that are headquartered in the United States. Additionally, we focused on peers that generally have revenue growth of 10% or more, that are approximately 0.5 to 2.0 times our trailing 12-month revenue and/or have a market capitalization rate of 0.3 to 3.0 times that of our own 30 trading day average market capitalization. None of the criteria are fixed and the Committee retains the discretion to determine the Company’s peer group for compensation purposes.

36     Paylocity 2023 Proxy Statement

Compensation Discussion and Analysis
For fiscal 2022, our peer group as determined by the Committee consisted of the following:

Alteryx	Cornerstone OnDemand	HubSpot	Smartsheet
Anaplan	Coupa Software	Paycom Software	Splunk
Avalara	Dynatrace	Proofpoint	Zendesk
BlackLine	Elastic N.V.	Q2 Holdings
Ceridian HCM Holdings	Guidewire Software	RingCentral

Notwithstanding the use of a peer group analysis to assess named executive officer compensation, the Committee does not benchmark individual components of compensation or the total compensation paid to our named executive officers. The Committee also does not consider realized or realizable pay in making compensation decisions. The Committee makes decisions on named executive officer compensation for each component thereof based on a variety of factors described above.
Base Compensation
The Committee reviews and reassesses the base salaries of our named executive officers following the completion of each fiscal year. We do not choose to consider other elements of pay in setting base salaries for our named executive officers because of our philosophy that base salary should be measured by market practices and individual performance. Our Committee may periodically conduct a review of our named executive officers’ base salaries and determine adjustments as warranted, if any.
In fiscal 2022, as compared to fiscal 2021, we adjusted the base salaries of certain of our named executive officers in order to appropriately compensate them given the level of performance and the competitive market conditions. We also adjusted the base salaries of Messrs. Williams and Glenn in March 2022 in light of their increased duties and responsibilities in connection with the changes made to our leadership structure.
In fiscal years 2022 and 2021, the annual base compensation for our named executive officers was as follows:

Named Executive Officer	Fiscal 2022 Base Salary	Fiscal 2021 Base Salary
Steven R. Beauchamp	$560,000	$560,000
Toby J. Williams(1)	$465,732	$400,000
Ryan Glenn(2)(3)	$315,342	$—
Michael R. Haske	$480,025	$455,000
Rachit Lohani(3)	$420,000	$—
Mark S. Kinsey	$350,075	$335,000
(1)     For fiscal 2022, reflects the proration of Mr. William's annualized base salary of $560,000 based on his appointment as President and Co-CEO in March 2022. Mr. Williams' annualized base salary as Chief Financial Officer for fiscal 2022 prior to his promotion was $424,000.
(2)     For fiscal 2022, reflects the proration of Mr. Glenn's annualized base salary of $350,000 based on his appointment as Chief Financial Officer and Treasurer in March 2022. Mr. Glenn's annualized base salary as Senior Vice President Finance for fiscal 2022 prior to his promotion was $300,000.
(3)     Fiscal 2021 base salary information is not disclosed for Mr. Glenn or Mr. Lohani as fiscal 2022 was the first year in which they served as named executive officers.
Variable Compensation Under Our Annual Bonus Plan
We maintain a variable compensation plan in the form of an annual cash bonus plan to reward the performance of our named executive officers in achieving our corporate goals and to primarily align this element of pay for our named executive officers with corporate performance. Based on the Committee’s review of survey data from peer group analysis, we maintained the target bonus opportunity under our annual cash bonus plan for each of our named executive officers at competitive levels.
Paylocity 2023 Proxy Statement     37

Compensation Discussion and Analysis
For fiscal 2022, our Committee established the following corporate performance measures based 60% upon Recurring and other revenue and 40% upon adjusted EBITDA targets, including the anticipated impact that the acquisition of Blue Marble Payroll, LLC would have on our financial results for the fiscal year, to assess the cash bonus opportunity for each named executive officer:

Achievement Level	Recurring and Other Revenue	Adjusted EBITDA	Corresponding Payout as % of Target (for each metric)
Maximum	$822,300,000	$222,900,000	150%
Target	$810,300,000	$216,900,000	100%
Threshold	$798,300,000	$210,900,000	50%
We focused on these factors in our annual cash bonus plan for fiscal 2022 because they are important indicators of our ability to monetize our products and services. At the time the corporate performance measures were set, the Committee believed that these corporate performance measures provided a more accurate gauge of our success and that the achievement of the corporate performance measures at the target levels would require extraordinary efforts, excellent leadership, effective leveraging of our competencies and a focus on driving results.
Based on actual performance for fiscal 2022, the Company achieved $847,694,000 in Recurring and other revenue and $237,800,000 in adjusted EBITDA and therefore exceeded the maximum performance targets. Accordingly, the Committee determined that our named executive officers had earned and would be paid the following cash bonuses under our annual cash bonus plan for fiscal 2022, which were paid in fiscal 2023:

Named Executive Officer	Fiscal 2022 Target Cash Bonus Opportunity (as a percentage of Base Salary)	Fiscal 2022 Target Cash Bonus Opportunity	Fiscal 2022 Bonus Payment Paid in Fiscal 2023 (as a percentage of Base Salary)	Fiscal 2022 Bonus Payment Paid in Fiscal 2023	Fiscal 2022 Bonus Payment (as a percentage of target)
Steven R. Beauchamp	100%	$560,000	150%	$840,000	150%
Toby J. Williams(1)	84%	$392,258	126%	$588,386	150%
Ryan Glenn(2)	59%	$184,521	88%	$276,781	150%
Michael R. Haske	75%	$360,019	112%	$540,028	150%
Rachit Lohani	55%	$231,000	83%	$346,500	150%
Mark S. Kinsey	55%	$192,541	83%	$288,812	150%
(1)     The bonus opportunity and payment for Mr. Williams for fiscal 2022 paid in fiscal 2023 was prorated based on the amount of time served in his various roles during the fiscal year. He had the target opportunity to earn 75% of his salary of $424,000 as Chief Financial Officer and 100% of his salary of $560,000 as President and Co-CEO.
(2)     The bonus opportunity and payment for Mr. Glenn for fiscal 2022 paid in fiscal 2023 was prorated based on the amount of time served in his various roles during the fiscal year. He had the target opportunity to earn 50% of his salary of $300,000 as Senior Vice President Finance and 75% of his salary of $350,000 as Chief Financial Officer and Treasurer.
Equity Compensation
Currently, the equity compensation issued to each of our named executive officers consist of restricted stock units (“RSUs”) and market share units (“MSUs”). The amount and type of equity awards granted to our named executive officers reflects the Committee’s desire to remain competitive with the Company’s peer group while taking into consideration overall retention goals and achievement of corporate executives. For fiscal 2022, we remained competitive for positioning the equity awards granted to our named executive officers due to recent corporate performance and a strong desire to retain our named executive officers during an upcoming period that we feel will be critical to the Company’s growth and our long-term strategic planning. Accordingly, certain equity awards granted to our named executive officers in fiscal 2022 include retention attributes that are weighted to the beginning of fiscal 2025.
Because RSUs representing the right to receive shares of our common stock upon settlement have value even in the absence of stock price appreciation, the Committee believes we are able to incent and retain our named executive
38     Paylocity 2023 Proxy Statement

Compensation Discussion and Analysis
officers using fewer shares of our common stock, thereby reducing the dilutive impact of our long-term equity awards and allowing us to use our equity compensation resources more efficiently. Since their value increases with any increase in the value of the underlying shares, RSUs serve as an incentive which aligns with the long-term interests of our named executive officers and stockholders. In addition, the multi-year vesting requirement serves our retention objectives since our named executive officers must remain continuously employed by us through the applicable vesting dates to fully earn these awards.
For fiscal 2022, the Committee granted MSUs that are tied to our stock price performance, further aligning the interests of our named executive officers with those of our stockholders. The performance conditions for the awards granted in fiscal 2022 will be based on long-term stockholder value creation relative to comparable companies, with vesting of the MSU awards based on total stockholder return (“TSR”) as compared to the Russell 3000 Index for the three-year performance period from August 31, 2021 through August 31, 2024. The Company’s named executive officers will have the opportunity to earn the minimum shares by achieving a threshold level of performance and an opportunity to earn up to 200% of the target shares for superior performance. The Committee believes that these TSR performance conditions will further align the interests of our named executive officers with the interests of our stockholders and provide incentives that will encourage behaviors that will maximize stockholder value.
If our relative TSR percentile over the performance measurement period of three years equals or exceeds the 60th percentile, then the target number of units will be earned. The Company’s relative TSR percentile is determined by ranking the group of benchmark companies (other than the Company) from the highest to the lowest according to their respective TSR for the performance period, then calculating the TSR percentile ranking of the Company relative to other companies in the group of benchmark companies. If our relative TSR percentile is less than 25th percentile, no payout is earned. If our relative TSR percentile is greater than 25th percentile, award payouts may range from 25% up to 200% of target scaled to the relative TSR percentile, as shown in the TSR Percentile Payout Table below:

Relative TSR Percentile	Payout % of Target MSUs(1)
80th Percentile or Above	200%
60th Percentile	100%
35th Percentile	50%
25th Percentile	25%
Below 25th Percentile	0%
(1)To the extent relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Payout % of Target MSUs corresponding to the Relative TSR Percentile as set forth in the award agreement.
Fiscal 2022 RSU and MSU Awards
On August 16, 2021, the Committee approved grants of RSU and MSU awards to our named executive officers as an effective retention tool that rewards continued service with us. The number of equity awards granted was determined by dividing the target grant value by the average price of our common stock for the 30 calendar days preceding the grant date. The target grant values and number of awards granted are summarized below:

Named Executive Officer	Target Grant Value	Number of Shares Subject to Equity Awards
Steven R. Beauchamp	$6,048,000	28,390	*
	$4,032,000	18,927	**
Toby J. Williams	$2,800,000	13,144	*
	$1,200,000	5,633	**
Ryan Glenn	$700,000	3,286	*
	$300,000	1,409	**
Michael R. Haske	$2,800,000	13,144	*
	$1,200,000	5,633	**
Mark S. Kinsey	$1,617,000	7,591	*
	$693,000	3,253	**
Paylocity 2023 Proxy Statement     39

Compensation Discussion and Analysis
*    Vests 25% per year following the date of grant subject to continued service through each applicable vesting date. The shares subject to Mr. Glenn's equity awards were granted prior to his promotion to Chief Financial Officer and Treasurer on March 11, 2022.
**    Vests based on certain TSR percentile rank performance targets achieved during a three-year performance period ending on August 31, 2024. The shares subject to Mr. Glenn's equity awards were granted prior to his promotion to Chief Financial Officer and Treasurer on March 11, 2022.
The Committee granted certain additional RSU awards to Mr. Williams and Mr. Glenn upon their promotions and appointments as President and Co-Chief Executive Officer and Chief Financial Officer and Treasurer on March 11, 2022, respectively. It also granted RSUs and MSUs to Mr. Lohani on October 1, 2021 upon the start of his employment. The number of shares subject to these equity awards granted were determined by dividing the target grant values by the closing stock price on the date of grant.

Named Executive Officer	Target Grant Value	Number of Shares Subject to Equity Awards
Toby J. Williams	$2,000,000	10,552	*
Ryan Glenn	$1,000,000	5,276	*
Rachit Lohani	$8,350,000	29,298	*
	$1,000,000	3,509	**
*    Vests 25% per year following the date of grant subject to continued service through each applicable vesting date.
**    Vests based on certain TSR percentile rank performance targets achieved during a three-year performance period ending on August 31, 2024.
The reported values in the Summary Compensation Table below may differ from the target grant values reflected in both of the tables above due to fluctuations in our stock price and valuation techniques used for accounting purposes.
Award Modifications Resulting from Separation Agreement Terms
As described in the section "Compensation of Named Executive Officers—Separation Arrangements", Mr. Haske announced his intent to resign from his position as President of Paylocity effective March 11, 2022 and Chief Operating Officer effective September 1, 2022. Under the terms of his Transition and Separation and Consulting agreements, Mr. Haske's RSUs and MSUs will continue to vest through 2024 on their current schedules and terms, subject to his continued compliance with certain restrictive covenants through the applicable vesting dates and his continued service as a consultant to the Company through the entire term of his consulting arrangement. On his separation date, Mr. Haske forfeited 3,286 in RSU awards scheduled to vest in 2025.
Similarly, Mr. Kinsey announced his intent to resign from his position as Senior Vice President Operations effective September 2, 2022. Under the terms of his Separation and Release Agreement, Mr. Kinsey's RSUs and MSUs will continue to vest through 2023 on their current schedules and terms, subject to his continued compliance with certain restrictive covenants through the applicable vesting dates. On his separation date, Mr. Kinsey forfeited 6,479 RSUs and 3,253 MSUs scheduled to vest in 2024 or later.
As noted below in the notes to our Summary Compensation Table, any awards that are allowed to vest after a named executive officer's separation that would have otherwise forfeited are deemed to be modified. Such award modifications are required to be disclosed, in full, in the year of modification. The values reported with respect to the modifications of Mr. Haske and Mr. Kinsey's awards reflect the incremental fair values resulting from such modifications and do not represent new equity awards or reflect actual realized compensation. Given that Mr. Haske and Mr. Kinsey would have forfeited these modified awards in the absence of their executed separation agreements, we determined that the probability of these awards vesting was zero, and as a result, we are required to treat the incremental fair value of the modified awards as of the modification date as an “additional” or “modified” grant in fiscal 2022 in accordance with applicable SEC and accounting rules. The additional value related to these modifications is further discussed in footnote 3 to the Summary Compensation Table below.
The following table summarizes the number of shares underlying the RSUs and MSUs previously granted to Mr. Haske and Mr. Kinsey that were modified in fiscal 2022:
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Compensation Discussion and Analysis

Name	Modified RSUs (#)(1)	Modified MSUs (#)(1)
Michael R. Haske	7,504	12,865
Mark S. Kinsey	8,150	4,602
(1)For detail on the original grant date and incremental fair values of the modified awards, see footnote 3 to the Summary Compensation Table below.
Fiscal 2023 Compensation Decisions
In order to compete for and retain the right talent to grow our organization, the board of directors approved a new vesting schedule for RSU awards starting in fiscal 2023. RSU awards granted to any of our eligible employees, including our named executive officers, will continue to vest over 4 years, however, instead of vesting 25% annually after the date of grant, the awards will vest 6.25% every three months after the date of grant. In connection with these changes, the Committee approved a form of grant agreement for use in connection with the grant and issuance of RSUs to our named executive officers in May 2022, The terms of the new grant agreement allow the Committee discretion and flexibility with respect to the award vesting schedules for future RSU awards granted to our executives.
Employment Agreement with Rachit Lohani
In September 2021, we hired Mr. Lohani as our Chief Technology Officer and entered into an employment agreement with him as further described under "Compensation of Named Executive Officers—Employment Agreements and Arrangements". Mr. Lohani's onboarding compensation package included:
•Base salary of $420,000
•Target annual cash bonus of 55% of base salary
•Sign-on cash bonus of $150,000
•29,298 RSUs
•3,509 MSUs

The Committee determined that these base salary and annual bonus target levels were appropriate in order to induce Mr. Lohani’s commencement of employment and in order to establish his base salary and annual cash incentive compensation levels in line with those of the rest of our executive officers. The Committee determined that the sign-on cash bonus described above were appropriate in order to induce Mr. Lohani’s commencement of employment. The Committee also determined that the RSU and MSU grants to Mr. Lohani were appropriate in order to give Mr. Lohani an equity stake in our business and thereby align his interests with those of our stockholders.
Amended Employment Agreements
Each of Messrs. Williams and Glenn’s employment agreements were amended in connection with their promotions to reflect their new base salaries, target bonus opportunity, and promotional RSU grants as described above.
Severance and Change of Control Payments
In connection with the hiring of certain named executive officers, we have provided, often through the process of negotiation, for certain severance and change of control benefits under specified circumstances in their employment agreement. We believe these severance and change in control benefits are consistent with those provided by our peer group and are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The Compensation Committee believes that the severance and change in control benefits are an important element of the named executive officers’ retention and motivation and that the benefits of such agreements, including generally requiring a release of claims against us and entering into a non-competition agreement as a condition to receiving any severance benefits, are in our best interests. Equity vesting acceleration benefits are provided in connection with a change in control are intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change in control transactions that may be in the best interests of our stockholders.
Paylocity 2023 Proxy Statement     41

Compensation Discussion and Analysis
For quantification of any additional information regarding the severance and change of control benefits, please see the discussion under “Compensation of Named Executive Officers—Employment Agreements and Arrangements” and “Compensation of Named Executive Officers Potential Payments Upon Termination or Change in Control.”
Employment Transition and Consulting Agreement Benefits
In connection with Messrs. Haske and Kinsey’s employment transitions, we entered into Transition and Separation Agreements with each of Mr. Haske and Mr. Kinsey and a Consulting Agreement with Mr. Haske as described under “Compensation of Named Executive Officers—Employment Agreements and Arrangements”, and “Compensation of Named Executive Officers—Separation Arrangements”.
The transition, separation and consulting agreement benefits provided to Mr. Haske were for purposes of supporting a smooth transition and in consideration of the benefit to the Company of obtaining the requisite release of claims and his agreement to the restrictive covenants set forth in his agreements and deemed reasonable in light of such benefit to the Company and incremental cost of provision of such benefits. The transition and separation agreement benefits provided to Mr. Kinsey were for purposes of supporting a smooth transition and in consideration of the benefit to the Company of obtaining the requisite release of claims and agreement to the restrictive covenants set forth in his agreement and deemed reasonable in light of such benefit to the Company and incremental cost of provision of such benefits.
Retirement, Welfare and Other Benefits
We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Our named executive officers are eligible to participate in our 401(k) plan. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutory limit, $19,500 in 2021 and $20,500 in 2022, and have us contribute the amount of this reduction to the 401(k) plan. During fiscal 2022, we matched up to 50% of employee contributions, but not exceeding 8% of eligible pay. Our contributions for the year ended June 30, 2022 were $12,305,000. We intend for the 401(k) plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan and income earned on plan contributions should not be taxable to employees until distributed from the 401(k) plan.
In addition, we provide welfare benefits to our named executive officers on the same basis as all of our full-time employees. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We believe that we provide affordable and competitive employee benefits programs in relation to the market based on our understanding of the markets in which we compete for talent. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Other than Mr. Williams’s commuting expenses, Mr. Haske’s car allowance and the executive health and wellness screening, we do not provide additional perquisites to our named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as when we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make our named executive officers more efficient and effective, or for recruitment, motivation, security or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to required approval and review by the Committee.
Other Compensation Policies
Stock Ownership or Holding Guidelines
On August 12, 2016, we adopted stock ownership guidelines for our non-employee directors, co-chief executive officers and other named executive officers. Our non-employee directors, co-chief executive officers and other
42     Paylocity 2023 Proxy Statement

Compensation Discussion and Analysis
named executive officers are required to own shares of our common stock with a value equal to at least the following:

Position	Ownership Requirement

Non-Employee Directors		4x	annual cash retainer*

Co-Chief Executive Officers		4x	base salary

Other Named Executive Officers		2x	base salary

*    Annual cash retainer excludes any fees for serving as Lead Independent Director, chairing a committee or serving on a committee.
Each individual has five years from the later of the date of adoption of these guidelines or the date of appointment of the individual as a director or a named executive officer of Paylocity to achieve the required ownership levels. We believe that these guidelines promote the alignment of the long-term interests of our named executive officers and members of our board of directors with our stockholders. Under our stock ownership guidelines, only shares owned outright count toward the satisfaction of the ownership guidelines. Subject to the phase in periods, the non-employee directors, co-chief executive officers and other named executive officers are currently compliant with the stock ownership guidelines.
Compensation Recovery Policy
We have not adopted a separate executive compensation clawback policy. Our 2014 Equity Incentive Plan, however, provides that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct of our Co-CEOs or CFO who knowingly or through gross negligence engaged in the misconduct, the Co-CEOs or CFO must reimburse the Company for any payment in settlement of an equity award received during the twelve-month period following the filing of the financial document and any profits realized from the sale of securities during such twelve-month period.
In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy to the extent required by law once the Securities and Exchange Commission adopts final regulations on the subject.
Policy on Hedging and Pledging
Our insider trading policy provides that our named executive officers and directors may not engage in short sales, puts, calls or other derivative transactions involving our securities. It further provides that no one subject to the policy may engage in hedging or monetization transactions involving our securities, pledge our securities as collateral for a loan, or hold our securities in a margin account.
Policy Regarding the Pricing and Timing of Equity Awards
While we have not yet adopted a formal policy regarding the timing of equity awards, it has been our practice as a public company, which we expect to continue, that equity award grants occur after the release of any earnings statement and that stock options have an exercise price not less than the fair value of the underlying stock on the date of grant.
All outstanding equity awards to our named executive officers have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance.
Risk Considerations
The Committee has assessed whether the compensation paid to our named executive officers encourages risk-taking behavior, and the Committee does not believe that the compensation programs for our named executive officers are likely to lead to taking on more risks than are appropriate from a sound business judgment perspective. The Committee’s approach to compensation beyond base salary focuses heavily on company-wide and long-term performance. For instance, for fiscal 2022, incentives underlying annual cash bonuses were tied to Company
Paylocity 2023 Proxy Statement     43

Compensation Discussion and Analysis
performance measures. Since this metric has a Company-wide focus, the Committee does not believe that it generally incentivizes high-risk behavior by our named executive officers compared to annual bonuses based upon narrowly focused individual performance. The Company’s equity awards may consist of stock options, restricted stock units and market share units. The performance of both compensation elements generally reflects the overall market performance of the Company’s stock over a long period of time. The Committee does not believe that this structure of equity awards incentivizes high-risk behavior. Our compensation schemes are designed to be in place over several years, and the Committee believes they are designed to reward sustained long-term profitable growth of the Company.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Internal Revenue Code Section 162(m) (as amended by the Tax Cuts and Jobs Act (“the Act”)) generally disallows publicly-held corporations from taking a tax deduction for federal income tax purposes for remuneration paid in excess of $1 million in any taxable year to named executive officers that qualify as covered employees under section 162(m). The Committee may, in its judgment, authorize compensation payments that may be in excess of the limits set forth in Internal Revenue Code Section 162(m) and do not comply with exemptions, if any, from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.
No Reimbursement for “Golden Parachute” Taxes
Internal Revenue Code Sections 280G and 4999 provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed and are not otherwise obligated to provide any named executive officer with a reimbursement or “gross-up” payment for any tax liability that the executive might owe as a result of the application of Internal Revenue Code Section 4999.

44     Paylocity 2023 Proxy Statement

Compensation Discussion and Analysis
Response to the 2022 Advisory Vote on Executive Compensation and Future Advisory Vote
At the 2022 annual meeting, the stockholders of the Company had the opportunity, pursuant to SEC regulations, to have an advisory vote to approve the compensation paid to the named executive officers. The results of the vote were as follows:

48,407,109 votes were “For” the compensation paid to our named executive officers;	2,393,669 votes were “Against” the compensation paid to our named executive officers; and	388,336 votes abstained.
approximately 94.6% of votes cast at the 2022 annual meeting supported the compensation paid to our named executive officers

Based on the above results, approximately 94.6% of votes cast at the 2022 annual meeting supported the compensation paid to our named executive officers. Our Committee considered these results in light of the Company’s corporate structure and determined that no significant changes were required to the Company’s compensation program as a result of the vote.
The board of directors adopted a policy to conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers each year. This policy will remain in effect until the board of directors reviews and considers the results of the advisory vote on the frequency of the say-on-pay vote included in Proposal No. 4 of this proxy statement or until it determines that a different frequency for such advisory vote is in the best interest of the Company’s stockholders.

Paylocity 2023 Proxy Statement     45

Report of the Compensation Committee
The Committee has reviewed and discussed the Compensation Disclosure and Analysis set forth above with our management. Based on its review and discussions, the Committee recommended to our board of directors that the Compensation Disclosure and Analysis be included in this Proxy Statement.
Submitted by the compensation committee of the Board of Directors,
Ellen Carnahan, Chair
Robin L. Pederson
Andres D. Reiner
Ronald V. Waters III
The information contained in the foregoing report of Paylocity’s compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Paylocity under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Paylocity specifically incorporates it by reference.
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Compensation of Named Executive Officers
Summary Compensation Table
The following table presents compensation information for the fiscal years ended June 30, 2022, 2021 and 2020 paid to, or earned by, our principal executive officers, principal financial officer and our three other most highly compensated executive officers as of June 30, 2022. We refer to these executive officers as our “named executive officers” in this Proxy Statement. For the fiscal year ended June 30, 2022, our named executive officers were Steven R. Beauchamp, Toby J. Williams, Ryan Glenn, Michael R. Haske, Rachit Lohani and Mark S. Kinsey. No disclosure is provided for persons for years in which the executive officer was not a named executive officer.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock-based Awards(3)		Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total
Steven R. Beauchamp Co-Chief Executive Officer	2022	$560,000	$—	$13,853,776		$840,000	$38,949	$15,292,725
	2021	$560,000	$—	$13,555,625	(5)	$840,000	$25,164	$14,980,789
	2020	$554,167	$—	$8,101,636		$420,000	$29,005	$9,104,808
Toby J. Williams(8) President and Co-Chief Executive Officer	2022	$459,667	$—	$7,301,187		$588,386	$73,230	$8,422,470
	2021	$400,000	$—	$4,787,452	(5)	$450,000	$29,875	$5,667,327
	2020	$396,933	$—	$3,182,821		$225,000	$46,236	$3,850,990
Ryan Glenn(9) Chief Financial Officer and Treasurer	2022	$302,383	$—	$2,325,596		$276,781	$27,520	$2,932,280
Michael R. Haske Chief Operating Officer	2022	$475,854	$—	$10,014,119	(4)	$540,028	$48,757	$11,078,758
	2021	$455,000	$—	$4,787,452	(5)	$511,875	$30,031	$5,784,358
	2020	$452,833	$—	$3,182,821		$255,938	$35,115	$3,926,707
Rachit Lohani(10) Chief Technology Officer	2022	$315,000	$150,000	$9,853,584		$346,500	$15,103	$10,680,187
Mark S. Kinsey Senior Vice President of Operations	2022	$347,563	$—	$5,302,288	(4)	$288,812	$34,390	$5,973,053
	2021	$335,000	$—	$3,046,552	(5)	$276,375	$23,703	$3,681,630
	2020	$329,992	$—	$2,025,458		$138,188	$28,020	$2,521,658
(1)Amounts represent salary earned during each fiscal year presented based on any changes approved by the Committee. Annual changes in salary are effective as of September 1 for each of the fiscal years presented and changes due to the promotions of Mr. Williams to President and Co-Chief Executive Officer and Mr. Glenn to Chief Financial Officer and Treasurer during fiscal 2022 were effective on March 11, 2022. The salary presented for Mr. Lohani is the prorated earned amount based on the start of his employment on September 27, 2021.
(2)Mr. Lohani received a one-time $150,000 sign-on bonus paid upon the start of his employment.
(3)Amounts represent the aggregate grant date fair value of stock awards granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Assumptions used in calculating these stock awards in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, disregarding estimates of forfeitures relating to service-based vesting conditions. The fair value of our fiscal 2021 and 2022 MSU awards is estimated at the date of grant using a Monte-Carlo simulation. The Monte Carlo simulation used to calculate the fair value of the MSUs simulates the present value of the potential outcomes of future stock prices of the Company and the Russell 3000 Index over the requisite service period. The projection of stock prices is based on the risk-free rate of return, the volatility of the stock price of the Company and the Russell 3000 Index, and the correlation of the stock price of the Company with the Index. The table below presents the aggregate grant date fair value of the MSU awards granted in fiscal 2022 assuming achievement at the maximum level of achievement:
Paylocity 2023 Proxy Statement     47

Compensation of Named Executive Officers

Name	Maximum Grant Date Fair Value of MSU Awards
Steven R. Beauchamp	$13,460,882
Toby J. Williams	$4,006,190
Ryan Glenn	$1,002,080
Michael R. Haske	$4,006,190
Rachit Lohani	$3,006,722
Mark S. Kinsey	$2,313,534
(4)Certain of the RSUs and MSUs granted to Mr. Haske in fiscal 2021 and fiscal 2022 were modified on March 11, 2022 and certain of the RSUs and MSUs granted to Mr. Kinsey in fiscal 2020 through fiscal 2022 were modified on June 30, 2022. Any amounts related to these modified awards do not reflect the grant of new awards, but instead represent the accounting cost of permitting these awards to vest after each of these executives' respective separation dates of September 1 and September 2, 2022. Although the incremental fair value of these modifications is required to be reported in this table, the modification of these awards does not reflect any incremental grants to Mr. Haske and Mr. Kinsey. The table below sets forth the initial grant date fair value of the RSUs and MSUs that were subsequently modified and the incremental fair value of these modified awards as calculated on the applicable modification date:

Name	Initial Grant Date Fair Value of Modified RSUs	Incremental Grant Date Fair Value of Modified RSUs	Initial Grant Date Fair Value of Modified MSUs	Incremental Grant Date Fair Value of Modified MSUs
Michael R. Haske	$1,379,748	$1,422,383	$3,290,680	$3,290,680
Mark S. Kinsey	$1,184,133	$1,421,523	$819,340	$819,340
We are presenting the table below to show how the Committee viewed Mr. Haske and Mr. Kinsey’s annual compensation for fiscal 2022. This table presents the amounts reported in the Total column by subtracting the amounts reported for the modification of certain fiscal 2020 through fiscal 2022 RSU and MSU awards to show how year-over-year compensation changes without including adjustments to previously outstanding awards. This table provides supplemental disclosure and should not be used as a substitute for the amounts reported in the Total column.

Name	Fiscal 2021 Total Compensation	Fiscal 2022 Total Compensation (excluding RSU and MSU modifications)	Fiscal 2022 Total Compensation (including RSU and MSU modifications)
Michael R. Haske	$5,784,358	$6,365,695	$11,078,758
Mark S. Kinsey	$3,681,630	$3,732,190	$5,973,053
(5)The PRSUs granted to the named executive officers on August 15, 2019 were modified on August 10, 2020. These amounts for fiscal 2021 do not reflect the grant of new awards, but instead represent the accounting cost of the modification of the performance targets reflected in outstanding awards to reflect the operating and financial impacts of COVID-19. Although the incremental fair value of these modifications is required to be reported in this table for fiscal 2021, the modification of these awards does not reflect any incremental grants to the named executive officers. The table below sets forth the initial grant date fair value and the incremental fair value of the modified awards:

Name	Initial Grant Date Fair Value	Incremental Grant Date Fair Value
Steven R. Beauchamp	$3,240,654	$4,339,353
Toby J. Williams	$954,846	$1,278,574
Michael R. Haske	$954,846	$1,278,574
Mark S. Kinsey	$607,948	$813,662
We are presenting the table below to show how the Committee viewed the named executive officers' annual compensation for fiscal 2021. This table presents the amounts reported in the Total column by subtracting the amounts reported for the modification of outstanding fiscal 2020 PRSU awards to show how year-over-year compensation changes without including adjustments to previously outstanding awards. This table provides supplemental disclosure and should not be used as a substitute for the amounts reported in the Total column.
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Compensation of Named Executive Officers

Name	Fiscal 2020 Total Compensation	Fiscal 2021 Total Compensation (excluding PRSU modification)	Fiscal 2021 Total Compensation (including PRSU modification)
Steven R. Beauchamp	$9,104,808	$10,641,436	$14,980,789
Toby J. Williams	$3,850,990	$4,388,753	$5,667,327
Michael R. Haske	$3,926,707	$4,505,784	$5,784,358
Mark S. Kinsey	$2,521,658	$2,867,968	$3,681,630
(6)Our management team establishes an annual strategic plan for the Company, which is approved by the board of directors. After the end of our fiscal year, the Committee considers each named executive officer’s performance relative to the attainment of our annual strategic plan and meets to discuss and approve the bonus amounts payable to each named executive officer based on performance.
(7)Includes premiums paid for medical and dental insurance and Company matching contributions under the 401(k) plan and the amounts paid for executive health and wellness screening. Additionally, for Mr. Williams, the amount shown includes commuting expenses of $43,422 and, for Mr. Haske, the amount shown includes an annual car allowance of $10,800.
(8)Mr. Williams was promoted from Chief Financial Officer to President and Co-Chief Executive Officer on March 11, 2022.
(9)Mr. Glenn was promoted from Senior Vice President Finance to Chief Financial Officer and Treasurer on March 11, 2022.
(10)Mr. Lohani was hired as our Chief Technology Officer on September 27, 2021.

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Compensation of Named Executive Officers
Grants of Plan-Based Awards in Fiscal 2022
The following table sets forth information regarding grants of plan-based cash and equity awards made to our named executive officers during fiscal 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Steven R. Beauchamp	n/a	$280,000	$560,000	$840,000	—	—	—	—	—	—
	8/16/2021	—	—	—	—	—	—	28,390	—	$7,123,335
	8/16/2021	—	—	—	4,732	18,927	37,854	—	—	$6,730,441
Toby J. Williams	n/a	$196,129	$392,258	$588,386	—	—	—	—	—	—
	8/16/2021	—	—	—	—	—	—	13,144	—	$3,297,961
	3/11/2022	—	—	—	—	—	—	10,552	—	$2,000,131
	8/16/2021	—	—	—	1,408	5,633	11,266	—	—	$2,003,095
Ryan Glenn	n/a	$92,260	$184,521	$276,781	—	—	—	—	—	—
	8/16/2021	—	—	—	—	—	—	3,286	—	$824,490	(4)
	3/11/2022	—	—	—	—	—	—	5,276	—	$1,000,066
	8/16/2021	—	—	—	352	1,409	2,818	—		$501,040	(4)
Michael R. Haske	n/a	$180,009	$360,019	$540,028	—	—	—	—	—	—
	8/16/2021	—	—	—	—	—	—	13,144	—	$3,297,961
	3/11/2022	—	—	—	—	—	—	7,504	—	$1,422,383	(5)
	8/16/2021	—	—	—	1,408	5,633	11,266	—	—	$2,003,095
	3/11/2022	—	—	—	3,216	12,865	25,730	—	—	$3,290,680	(5)
Rachit Lohani	n/a	$115,500	$231,000	$346,500	—	—	—	—	—	—
	10/1/2021	—	—	—	—	—	—	29,298	—	$8,350,223
	10/1/2021	—	—	—	877	3,509	7,018	—	—	$1,503,361
Mark S. Kinsey	n/a	$96,271	$192,541	$288,812	—	—	—	—	—	—
	8/16/2021	—	—	—	—	—	—	7,591	—	$1,904,658
	6/30/2022	—	—	—	—	—	—	8,150	—	$1,421,523	(6)
	8/16/2021	—	—	—	813	3,253	6,506	—	—	$1,156,767
	6/30/2022	—	—	—	1,150	4,602	9,204	—	—	$819,340	(6)
(1)    The amounts reported in this column represent amounts payable under our cash bonus plan for fiscal 2022. Actual bonuses received under the cash bonus plan by the named executive officers are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Represents RSUs.
(3)Amounts represent the grant date fair values of RSUs and MSUs granted during the fiscal year computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used in calculating the amounts reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.
(4)These awards were granted to Mr. Glenn prior to his promotion to Chief Financial Officer and Treasurer on March 11, 2022.
(5)Amounts represent the incremental fair value of certain RSUs and MSUs previously granted that were modified on March 11, 2022 when the Committee and board of directors approved the terms of Mr. Haske's Transition and Separation and Consulting Services agreements and do not reflect a new grant. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with ASC Topic 718.
(6)Amounts represent the incremental fair value of certain RSUs and MSUs previously granted that were modified on June 30, 2022 when the Committee and board of directors approved the terms of Mr. Kinsey's Separation Release Agreement and do not reflect a new grant. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with ASC Topic 718.
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Compensation of Named Executive Officers
Employment Agreements and Arrangements
We have entered into employment agreements with each of Messrs. Beauchamp, Williams, Glenn, Haske, Lohani and Kinsey. The following is a summary of the employment agreements with our named executive officers, which include certain severance and change of control benefits.
Steven R. Beauchamp is party to an amended and restated employment agreement with us effective February 7, 2014, which has no specific term and constitutes at-will employment. Mr. Beauchamp’s annual base salary for fiscal 2022 was $560,000. Mr. Beauchamp is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Beauchamp’s base salary for fiscal 2022. Payment of any bonus to Mr. Beauchamp is subject to approval by the Committee. In the event Mr. Beauchamp is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Beauchamp timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, pursuant to the terms of the applicable equity award agreements, in the event of Mr. Beauchamp’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Beauchamp receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Toby J. Williams is party to an amended and restated employment agreement with us effective March 11, 2022, which has no specific term and constitutes at-will employment. Mr. Williams’s annual base salary for fiscal 2022 upon his promotion to President and Co-CEO was $560,000. Mr. Williams is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Williams’s base salary for fiscal 2022, prorated based on the effective date of his promotion to President and Co-Chief Executive Officer. Payment of any bonus to Mr. Williams is subject to approval by the Committee. In the event Mr. Williams is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Williams timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continued services through the date of the change in control.
Additionally, pursuant to the terms of the applicable equity award agreements, in the event of Mr. Williams’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Williams receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Ryan Glenn is party to an amended and restated employment agreement with us effective March 11, 2022, which has no specific term and constitutes at-will employment. Mr. Glenn’s annual base salary for fiscal 2022 upon his promotion to Chief Financial Officer and Treasurer was $350,000. Mr. Glenn is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 75% of Mr. Glenn’s base salary for fiscal 2022, prorated based on the effective date of his promotion to Chief Financial Officer and Treasurer. Payment of any bonus to Mr. Glenn is subject to approval by the Committee. In the event Mr. Glenn is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of
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Compensation of Named Executive Officers
his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Glenn timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, pursuant to the terms of each of Mr. Glenn's employment agreement and the applicable equity award agreements, in the event of Mr. Glenn’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Glenn receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Michael R. Haske was party to an amended and restated employment agreement with us effective February 7, 2014 which constituted at-will employment and terminated upon his separation from the Company on September 1, 2022. For further details regarding the terms of Mr. Haske's separation, refer to "Compensation of Named Executive Officers – Separation Arrangements". Mr. Haske’s annual base salary for fiscal 2022 was $480,025. Mr. Haske was also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provided for an annual bonus, which was targeted at 75% of Mr. Haske’s base salary for fiscal 2022. Payment of any bonus to Mr. Haske was subject to approval by the Committee. In the event Mr. Haske was terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we would have been obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Haske timely executed and did not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting would have vested in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, in the event of Mr. Haske’s death or disability, all unvested shares with time-based vesting would have vested in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Haske receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provided that in the event of a change-in-control, the MSUs would have immediately vested based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Rachit Lohani is party to an employment agreement with us effective September 27, 2021, which has no specific term and constitutes at-will employment. Mr. Lohani’s annual base salary for fiscal 2022 was $420,000. Mr. Lohani is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 55% of Mr. Lohani’s base salary for fiscal 2022. Payment of any bonus to Mr. Lohani is subject to approval by the Committee. In the event Mr. Lohani is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Lohani timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, pursuant to the terms of each of Mr. Lohani's employment agreement and the applicable equity award agreements, in the event of Mr. Lohani’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Lohani receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
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Compensation of Named Executive Officers
Mark S. Kinsey was party to an employment agreement with us effective May 1, 2015 which constituted at-will employment and terminated upon his separation from the Company on September 2, 2022. For further details regarding the terms of Mr. Kinsey's separation, refer to "Compensation of Named Executive Officers – Separation Arrangements". Mr. Kinsey’s annual base salary for fiscal 2022 was $350,075. Mr. Kinsey was also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provided for an annual bonus, which was targeted at 55% of Mr. Kinsey’s base salary for fiscal 2022. Payment of any bonus to Mr. Kinsey was subject to approval by the Committee. In the event Mr. Kinsey was terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we would have been obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Kinsey timely executed and did not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting would have vested in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, in the event of Mr. Kinsey’s death or disability, all unvested shares with time-based vesting would have vested in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Kinsey receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU agreement also provided that in the event of a change-in-control, the MSUs would have immediately vested based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Separation Arrangements
On March 11, 2022, Mr. Haske announced his intent to resign from his position as President and Chief Operating Officer of the Company effective September 1, 2022. In connection with his resignation, the Board of Directors and its compensation committee approved a Transition and Separation Agreement and Consulting Services Agreement, which the Company entered into on March 11, 2022. Pursuant to his transition and separation agreement and consulting services agreement, Mr. Haske's employment and compensation terms, including his annual incentive bonus opportunity for fiscal 2022, remained unchanged during the period of his continued employment until his separation on September 1, 2022. Upon the date of his separation, he began a 12-month consulting arrangement with the Company. During the consulting term, Mr. Haske is entitled to receive $20,000 in cash per month. Additionally, during his consulting term and for a period of 24 months thereafter, Mr. Haske is subject to certain restrictive covenants not to compete or interfere with the Company, solicit or hire the Company's employees or solicit the Company's clients. The consulting agreement also provides that Mr. Haske’s outstanding restricted stock units and market share units (collectively, “Mr. Haske's Stock Unit Awards”) will vest and settle as follows: (A) all units scheduled to vest in 2022 will vest and settle on their current schedule and terms, subject to his continued service through the applicable vesting dates; (B) all units scheduled to vest in 2023 would vest and settle on their current schedule, subject to (i) his continued service as a consultant through the applicable vesting dates and (ii) continued compliance with certain restrictive covenants through the applicable vesting dates; and (C) all units scheduled to vest in 2024 will vest and settle on their current schedule, subject to (i) his continued service as a consultant through September 1, 2023 and (ii) his continued compliance with certain restrictive covenants through the applicable vesting dates. The payments and continued vesting of Mr. Haske's Stock Unit Awards described above are contingent upon Mr. Haske entering into separation and release agreements following the end of his employment term and following the end of his consulting term.
On June 30, 2022, Mr. Kinsey announced his intent to resign from his position as Senior Vice President Operations effective September 2, 2022. In connection with his resignation, the Board of Directors and its compensation committee approved a Separation and Release Agreement, which the Company entered into on June 30, 2022. Pursuant to his separation and release agreement, Mr. Kinsey's employment and compensation terms, including his annual incentive bonus opportunity for fiscal 2022, remained unchanged during the period of his continued employment until his separation on September 2, 2022. Additionally, for a period of 36 months following his separation from the Company, Mr. Kinsey is subject to certain restrictive covenants not to compete or interfere with the Company, solicit or hire the Company's employees or solicit the Company's clients. The separation agreement also provides that Mr. Kinsey’s outstanding restricted stock units and market share units (collectively, “Mr. Kinsey's Stock Unit Awards”) will vest and settle as follows: (A) all units scheduled to vest in 2022 will vest and settle on their current schedule and terms, subject to his continued service through the applicable vesting dates; and (B) all units
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Compensation of Named Executive Officers
scheduled to vest in 2023 will vest and settle on their current schedule, subject to his continued compliance with certain restrictive covenants through the applicable vesting dates. The continued vesting of Mr. Kinsey's Stock Unit Awards described above was contingent upon Mr. Kinsey entering into separation and release agreements following the end of his employment term.
Outstanding Equity Awards at June 30, 2022
The following table sets forth information regarding outstanding equity awards held by our named executive officers at June 30, 2022.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable(1)	Number of securities underlying unexercised options unexercisable(1)	Option exercise price	Option expiration date		Number of shares or units of stock that have not yet vested		Market value of shares or units of stock that have not yet vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not yet vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Steven R. Beauchamp	90,000	—	$4.88	8/21/2022		16,615	(3)	$2,897,988	24,544	(10)	$4,280,964
	16,666	—	$17.00	3/18/2024		24,459	(4)	$4,266,139	18,927	(11)	$3,301,247
	107,400	—	$24.80	8/18/2024		27,612	(5)	$4,816,085	—		—
	53,000	—	$35.28	8/17/2025		48,918	(6)	$8,532,278	—		—
	—	—	—	—		28,390	(7)	$4,951,784	—		—
Toby J. Williams	—	—	—	—		7,569	(3)	$1,320,185	7,232	(10)	$1,261,405
	—	—	—	—		11,210	(4)	$1,955,248	5,633	(11)	$982,508
	—	—	—	—		12,655	(5)	$2,207,285	—		—
	—	—	—	—		14,413	(6)	$2,513,915	—		—
	—	—	—	—		13,144	(7)	$2,292,576	—		—
	—	—	—	—		10,552	(8)	$1,840,480	—		—
Ryan Glenn	—	—	—	—		2,087	(4)	$364,015	1,826	(10)	$318,491
	—	—	—	—		2,356	(5)	$410,934	1,409	(11)	$245,758
	—	—	—	—		3,640	(6)	$634,889	—		—
	—	—	—	—		3,286	(7)	$573,144	—		—
	—	—	—	—		5,276	(8)	$920,240	—		—
Michael R. Haske	60,000	—	$4.88	8/21/2022		8,270	(3)	$1,442,453	7,232	(10)	$1,261,405
	16,666	—	$17.00	1/1/2024	(2)	11,210	(4)	$1,955,248	5,633	(11)	$982,508
	24,000	—	$24.80	1/1/2024	(2)	12,655	(5)	$2,207,285	—		—
	26,000	—	$35.28	1/1/2024	(2)	14,413	(6)	$2,513,915	—		—
	—	—	—	—		13,144	(7)	$2,292,576	—		—
Rachit Lohani	—	—	—	—		29,298	(9)	$5,110,157	3,509	(12)	$612,040
Mark S. Kinsey	—	—	—	—		4,430	(3)	$772,681	4,602	(10)	$802,681
	—	—	—	—		7,134	(4)	$1,244,312	3,253	(11)	$567,388
	—	—	—	—		8,053	(5)	$1,404,604	—		—
	—	—	—	—		9,172	(6)	$1,599,780	—		—
	—	—	—	—		7,591	(7)	$1,324,022	—		—
(1)Shares of common stock.
(2)Under the terms of Mr. Haske's Transition and Separation and Consulting Services agreements, the stock options will expire four months after the conclusion of Mr. Haske's 12-month consulting period.
(3)The RSUs vested annually in four equal installments beginning on August 15, 2019.
(4)The RSUs will vest annually in four equal installments beginning on August 15, 2020.
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Compensation of Named Executive Officers
(5)The RSUs will vest annually in four equal installments beginning on August 14, 2021. Additionally, Mr. Kinsey forfeited any awards scheduled to vest in 2024 on his separation date of September 2, 2022.
(6)The RSUs were granted on August 15, 2019 and vested on August 15, 2022 based on recurring and other revenue growth rates through fiscal 2021 measured from fiscal 2019. The amount included in the table reflects the number of RSUs that have vested based on actual achievement of the maximum performance goal as modified by the Committee on August 10, 2020.
(7)The RSUs will vest annually in four equal installments beginning on August 16, 2022. Additionally, Mr. Haske forfeited any awards scheduled to vest in 2025 upon his separation date of September 1, 2022, and Mr. Kinsey forfeited any awards scheduled to vest in 2024 and 2025 upon his separation date of September 2, 2022.
(8)The RSUs will vest annually in four equal installments beginning on March 11, 2023.
(9)The RSUs will vest annually in four equal installments beginning October 1, 2022.
(10)The MSUs were granted on August 14, 2020 and will vest on September 1, 2023 based on TSR percentile rank performance targets achieved between August 31, 2020 and August 31, 2023 as compared to the Russell 3000 Index. The amount included in the table reflects the number of MSUs that have not vested or been earned based on the target performance goal. The amounts reported in the table do not correspond to the actual economic value that our named executive officers may receive from these awards.
(11)The MSUs were granted on August 16, 2021 and will vest on September 1, 2024 based on TSR percentile rank performance targets achieved between August 31, 2021 and August 31, 2024 as compared to the Russell 3000 Index. The amount included in the table reflects the number of MSUs that have not vested or been earned based on the target performance goal. The amounts reported in the table do not correspond to the actual economic value that our named executive officers may receive from these awards. Additionally, Mr. Kinsey forfeited these awards on his separation date of September 2, 2022.
(12)The MSUs were granted on October 1, 2021 and will vest on October 1, 2024 based on TSR percentile rank performance targets achieved between August 31, 2021 and August 31,2024 as compared to the Russell 3000 Index. The amount included in the table reflects the number of MSUs that have not vested or been earned based on the target performance goal. The amounts reported in the table do not correspond to the actual economic value that our named executive officers may receive from these awards.
Option Exercises and Stock Vested in Fiscal 2022
The following table sets forth the number of shares of common stock acquired during fiscal 2022 by our named executive officers upon the exercise of stock options and the vesting of restricted stock unit awards and the value realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(2)
Steven R. Beauchamp	70,000	$17,277,050	58,548	$14,670,372
Toby J. Williams	—	—	34,893	$9,178,539
Ryan Glenn(3)	—	—	5,128	$1,114,195
Michael R. Haske	60,000	$15,478,500	28,595	$7,165,049
Rachit Lohani	—	—	—	—
Mark S. Kinsey	—	—	15,232	$3,816,682
(1)Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on Nasdaq of a share of common stock on the date prior to the day of exercise, or if such day is a holiday, on the immediately preceding trading day, or the disposition price if the shares are disposed of in a disqualified disposition, minus the exercise price, by (ii) the number of shares of common stock acquired upon exercise.
(2)Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on Nasdaq of a share of common stock on the date prior to the day of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting.
(3)Amounts disclosed for Mr. Glenn reflect the number of shares acquired and the value realized upon the vesting of awards granted to him prior to his promotion to Chief Financial Officer and Treasurer on March 11, 2022.
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Compensation of Named Executive Officers
Potential Payments Upon Termination or Change in Control
Each of Messrs. Beauchamp, Williams, Glenn, Haske, Lohani and Kinsey is subject to certain obligations relating to non-competition, non-solicitation, proprietary information and assignment of inventions. Pursuant to these obligations, Messrs. Beauchamp, Williams, Glenn and Lohani have agreed not to solicit our employees or customers during employment and for a period of 12 months after the termination of employment, not to compete with us or assist any other person to compete with us during employment and for a period of 12 months after the termination of employment, and to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment. Through the execution of their separation agreements, Mr. Haske and Mr. Kinsey have agreed to not compete or interfere with the Company, solicit or hire its employees or solicit its clients for period of 24 months after the conclusion of Mr. Haske's 12-month consulting term and 36 months after Mr. Kinsey's separation date, respectively.
The table below estimates the payments and benefits that each of our named executive officers would have received in the event his employment had been involuntarily terminated without “cause” (as defined in each of their respective employment agreements and discussed in “Compensation of Named Executive Officers – Employment Agreements and Arrangements”), and other than in connection with their death or disability and not in connection with a change in control as of June 30, 2022.

Name	Cash Payments
Steven R. Beauchamp	$560,000
Toby J. Williams	$560,000
Ryan Glenn	$350,000
Michael R. Haske(1)	$480,025
Rachit Lohani	$420,000
Mark S. Kinsey(1)	$350,075
(1)Mr. Haske voluntarily departed from his role as President on March 11, 2021 and Chief Operating Officer on September 1, 2022 and Mr. Kinsey voluntarily departed from his role as Senior Vice President Operations on September 2, 2022. Refer to the section "Compensation of Named Executive Officers—Separation Arrangements" for a description of the amounts paid to these named executive officers upon their separation from the company.
The table below estimates the benefits that each of our named executive officers would have received in the event that a change of control occurred on June 30, 2022. If our named executive officers were also involuntarily terminated in connection with such change of control, they would also receive the cash severance benefits set forth above.

	Equity Acceleration
Name	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)
Steven R. Beauchamp	177,546	$30,967,573
Toby J. Williams	78,867	$13,755,982
Ryan Glenn	18,992	$3,312,585
Michael R. Haske(2)	69,016	$12,037,771
Rachit Lohani	31,052	$5,416,090
Mark S. Kinsey(2)	42,147	$7,351,280
(1)Based upon a closing price of $174.42 of our common stock on the NASDAQ stock exchange on June 30, 2022. The market value of RSU acceleration is calculated by multiplying (i) $174.42, by (ii) the number of shares of common stock underlying the accelerated RSUs.
(2)Mr. Haske voluntarily departed from his role as President on March 11, 2021 and Chief Operating Officer on September 1, 2022 and Mr. Kinsey voluntarily departed from his role as Senior Vice President Operations on September 2, 2022.
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Refer to the section "Compensation of Named Executive Officers—Separation Arrangements" for a description on the amounts paid to these named executive officers upon their separation from the company.
The table below estimates the benefits that each of our named executive officers would have received in the event that their death or disability occurred on June 30, 2022. They would not have received any cash payments upon such an event occurring.

	Equity Acceleration
Name	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)
Steven R. Beauchamp	162,308	$28,309,761
Toby J. Williams	74,357	$12,969,348
Ryan Glenn	17,857	$3,114,618
Michael R. Haske(2)	64,506	$11,251,137
Rachit Lohani	29,746	$5,188,297
Mark S. Kinsey(2)	39,396	$6,871,450
(1)Based upon a closing price of $174.42 of our common stock on the NASDAQ stock exchange on June 30, 2022. The market value of RSU acceleration is calculated by multiplying (i) $174.42, by (ii) the number of shares of common stock underlying the accelerated RSUs.
(2)Mr. Haske voluntarily departed from his role as President on March 11, 2021 and Chief Operating Officer on September 1, 2022 and Mr. Kinsey voluntarily departed from his role as Senior Vice President Operations on September 2, 2022. Neither of these named executive officers departed due to their death or disability. Refer to the section "Compensation of Named Executive Officers—Separation Arrangements" for a description on the amounts paid to these named executive officers upon their separation from the company.
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Beauchamp, our Co-CEO and Mr. Williams, our newly promoted President and Co-CEO as of March 11, 2022, to that of our median employee. SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures.
In determining our median employee, we chose June 30, 2022, the last day of our recently completed fiscal year, as the determination date. As of that date, we employed approximately 5,300 full-time, part-time and seasonal employees, substantially all of which were employed in the United States. Contractors and other non-employees were not included in our employee population. Our median employee was determined based on total annual base pay, the value of annual cash incentive awards and other cash compensation paid in fiscal 2022 (bonuses, commissions, overtime, etc.) and the grant date fair value of equity awards granted during fiscal 2022 for all employees except our Co-CEOs. We annualized the base pay and any applicable sales commissions for those employees who commenced work or were on a partial year leave of absence during fiscal 2022.
Once we identified the median employee, we calculated that employee’s compensation utilizing the same methodology reflected under “Compensation of Named Executive Officers – Summary Compensation Table”. Based on our calculation for fiscal 2022, our Co-CEO’s, Mr. Beauchamp and Mr. Williams annual total compensation was $15,292,725 and $8,422,470, respectively, and our median employee’s annual total compensation was $84,486. Accordingly, we estimated our CEO Pay Ratio for fiscal 2022 to be 181:1 and 100:1 for Mr. Beauchamp and Mr. Williams, respectively. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described above.

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Compensation of Named Executive Officers
Summary of Equity Plans
2008 Equity Incentive Plan
Our 2008 Equity Incentive Plan, as amended, was adopted by our board of directors and approved by our stockholders on May 13, 2008 and was most recently amended in June 2012. Our 2008 Equity Incentive Plan provided for the grant of incentive stock options, non-statutory stock options, stock awards (both restricted and unrestricted) and restricted stock unit awards to our employees, directors, consultants and independent contractors. We no longer grant awards under our 2008 Equity Incentive Plan. Instead, we grant equity awards under our 2014 Equity Incentive Plan after our initial public offering. However, our 2008 Equity Incentive Plan continues to govern the terms and conditions of all outstanding equity awards granted under the 2008 Equity Incentive Plan.
The standard form of option agreement under the 2008 Equity Incentive Plan provides that options will vest 25% on the first anniversary of the vesting commencement date, with the remainder vesting in equal annual installments over the vesting schedule, subject to continued service through each applicable vesting date. Under our 2008 Equity Incentive Plan, our board of directors has the authority to provide for accelerated vesting in connection with a change in control, as defined in the 2008 Equity Incentive Plan. In the event of a change in control, our board of directors may require the substitution of outstanding equity awards for similar rights in the acquiring entity. In the alternative, our board of directors may provide that all outstanding options be canceled in exchange for an amount per option share equal to the greater of (i) the highest per share price offered to the holders of our common stock in the change in control minus the exercise price per option share or (ii) the fair market value of a share of our common stock on the date of the change in control minus the exercise price per option share. In the case of outstanding shares of restricted stock or restricted stock units, our board of directors may provide that such shares or units be canceled in exchange for an amount per share or unit equal to the greater of (i) the highest per share price offered to the holders of our common stock in the change in control or (ii) the fair market value of a share of our common stock on the date of the change in control.
Our 2008 Equity Incentive Plan provides that our board of directors, or its designated committee, will equitably and proportionally adjust or substitute outstanding awards upon certain events, including, without limitation, changes in our capitalization through stock splits, recapitalizations, mergers or consolidations. The standard form of option agreement under our 2008 Equity Incentive Plan provides that the participants will not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of our stock or any rights to acquire our stock for such period of time from and after the effective date of this registration statement as may be established by the underwriter of our initial public offering.
2014 Equity Incentive Plan
Our 2014 Equity Incentive Plan was approved by our board of directors and our stockholders in February 2014 and became effective immediately prior to the closing of our initial public offering in March 2014. The 2014 Equity Incentive Plan serves as the successor to the 2008 Equity Incentive Plan. It is intended to make available incentives that will assist us to attract, retain and motivate employees (including officers), consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.
As of June 30, 2022, options to purchase 547,902 shares of our common stock, 1,327,680 restricted stock units and 100,530 market share units were outstanding. In addition, a total of 12,392,392 shares of our common stock were authorized and reserved for future grant under the 2014 Equity Incentive Plan. This reserve may increase on January 1 of each year through 2024, by an amount equal to the lesser of the following:
•4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or
•an amount determined by our board of directors.
Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2014 Equity Incentive Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2014 Equity Incentive Plan. The shares available are not reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations; the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2014 Equity Incentive Plan.
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The 2014 Equity Incentive Plan is generally administered by the Committee. Subject to the provisions of the 2014 Equity Incentive Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The Committee has the authority to construe and interpret the terms of the 2014 Equity Incentive Plan and awards granted under it. The 2014 Equity Incentive Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all judgments, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2014 Equity Incentive Plan.
The 2014 Equity Incentive Plan authorizes the Committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of common stock in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying common stock or a cash payment.
Awards may be granted under the 2014 Equity Incentive Plan to our employees (including named executive officers), directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards are evidenced by a written agreement between us and the holder of the award and may include any of the following:
•Stock options. We may grant non-statutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.
•Stock appreciation rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash, except that a stock appreciation right granted in tandem with a related option is payable only in stock.
•Restricted stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.
•Restricted stock units. Restricted stock units represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price (unless required under applicable state corporate laws), subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. The administrator, however, may grant restricted stock units that entitle their holders to dividend equivalent rights.
•Performance shares and performance units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights denominated in shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2014 Equity Incentive Plan, such as net revenues, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. The administrator, however, may grant performance shares that entitle their holders to dividend equivalent rights.
•Cash-based awards and other stock-based awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. The holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant equivalent dividend rights with respect to other stock-based awards.
In the event of a change in control as described in the 2014 Equity Incentive Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2014 Equity Incentive Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in
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Compensation of Named Executive Officers
control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. The 2014 Equity Incentive Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.
The 2014 Equity Incentive Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the 2014 Equity Incentive Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.
2014 Employee Stock Purchase Plan
In connection with our initial public offering in 2014, our board of directors adopted and our stockholders approved our 2014 Employee Stock Purchase Plan (“ESPP”). A total of 1,492,170 shares of our common stock are available for sale under our ESPP as of June 30, 2022. In addition, our ESPP provides for annual increases in the number of shares available for issuance under the ESPP on January 1 of each year through 2024 that may be equal to the lesser of the following:
•400,000 shares;
•0.75% of the issued and outstanding shares of our common stock on the immediately preceding December 31; or
•such other amount as may be determined by our board of directors.
Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the ESPP.
The Committee administers and has full authority to interpret the terms of the ESPP. The ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all judgments, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the ESPP.
All of our employees, including our named executive officers, are eligible to participate if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our ESPP if such employee:
•immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or
•holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time.
Our ESPP is intended to qualify under Section 423 of the Internal Revenue Code. The ESPP will typically be implemented through consecutive offering periods, generally starting on the first trading day on or after May 16 and November 16 of each year. The administrator may, in its discretion, modify the terms of future offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates.
Our ESPP permits participants to purchase common stock through payroll deductions of no less than 1% and up to 10% of their eligible cash compensation, which includes a participant’s regular base wages or salary and payments of overtime, shift premiums and paid time off before deduction of taxes and certain compensation deferrals.
Amounts deducted and accumulated from participant compensation are used to purchase shares of our common stock at the end of each offering period. Unless otherwise provided by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the purchase date. Participants may end their participation at any time during an offering period and
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Compensation of Named Executive Officers
will receive a refund of their account balances not yet used to purchase shares. Participation ends automatically upon termination of employment with us.
Prior to the beginning of any offering period, the administrator may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded without interest.
A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP. In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control. Our ESPP will continue in effect until terminated by the administrator. The Committee has the authority to amend, suspend or terminate our ESPP at any time.
Pension Benefits
We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2022.
Nonqualified Deferred Compensation
We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2022.
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Equity Compensation Plan Information
We currently maintain three compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2008 Equity Incentive Plan (the “2008 Plan”), the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “ESPP”), each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 30, 2022:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	$1,976,112	$18.34	(1)	13,884,562	(2)
Equity compensation plans not approved by stockholders	$—	—		—
Total	$1,976,112	$18.34		13,884,562
(1)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)Includes 12,392,392 shares of common stock available for issuance in connection with future awards under our 2014 Plan and 1,492,170 shares of common stock available for future issuance under the ESPP. The 2014 Plan provides that the number of shares reserved for issuance under that plan may increase on January 1, 2023 and 2024, by an amount equal to the lesser of (i) 4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the board. The ESPP provides that the number of shares reserved for issuance under that plan may increase on January 1, 2023 and 2024 equal to the lesser of (i) 400,000 shares, (ii) 0.75% of the issued and outstanding shares of our common stock on the immediately preceding December 31 or (iii) such other amount as may be determined by the board.
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Certain Relationships and Related Party Transactions
Related Party Transaction Policy
We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, named executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance including employment of named executive officers and director compensation.
Related Party Transactions
In August 2021, we acquired all of the equity interests of Blue Marble Payroll, LLC (“Blue Marble”) through an acquisition for purchase price consideration of $60,000,000, subject to working capital and certain other customary purchase price adjustments, which was paid in cash upon closing (the “Acquisition”). Mr. Sarowitz indirectly beneficially owned approximately 95.0% of Blue Marble and received his proportionate share of the consideration in connection with the Acquisition. Mr. Sarowitz is also a significant stockholder of Payescape Limited (“Payescape”), a private company that provides in-country payroll services to Blue Marble in the United Kingdom. After the closing of the acquisition in August 2021, Blue Marble paid approximately $775,000 for services from Payescape in the ordinary course of business during fiscal 2022.
The Acquisition and the Payescape related party transactions were reviewed and approved by the audit committee in accordance with our Related Party Transactions Policy. The audit committee engaged its own financial advisor and the financial advisor provided the audit committee with a fairness opinion in connection with the Acquisition. After extensive deliberation, the audit committee concluded that the transaction terms were fair to Paylocity and the Acquisition was in the best interest of Paylocity and its stockholders. The audit committee unanimously approved the Acquisition and the Payescape related party transaction.
Besides the items noted above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, named executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in “Compensation of Named Executive Officers” and “Corporate Governance—Compensation of Directors” elsewhere in this Proxy Statement and the transactions described below.
Stock Awards Granted to Named Executive Officers and Directors
We have granted stock options, restricted stock units and market share units to our named executive officers. We have also granted restricted stock units to our board of directors. For more information regarding certain of these equity awards, see “Corporate Governance—Compensation of Directors,” “Compensation of Named Executive Officers—Summary Compensation Table” and elsewhere in this Proxy Statement.
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Certain Relationships and Related Party Transactions
Investor Rights Agreement
We are party to an amended and restated investor rights agreement with certain of our stockholders. The amended and restated investor rights agreement grants such stockholders certain registration rights, which include demand registration rights, piggyback registration rights and short-form registration rights, with respect to shares of our common stock.
Employment Agreements
We have entered into employment agreements with each of our named executive officers. These employment agreements provide for severance payments upon termination of the executive in certain circumstances and acceleration of vesting of stock options and time-based restricted stock units upon the occurrence of a change in control. Please see “Compensation of Named Executive Officers—Employment Agreements and Arrangements” elsewhere in this Proxy Statement for a summary of the potential payments to our named executive officers upon the occurrence of termination or a change in control.
Indemnification of Officers and Directors
As permitted by Delaware law, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law, such protection would be not available for liability:
•for any breach of a duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•for any transaction from which the director derived an improper benefit; or
•for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.
We have entered into indemnity agreements with each of our directors and named executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law and our amended and restated certificate of incorporation and bylaws for expenses such as, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.
64     Paylocity 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of September 30, 2022 by the following:
•each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;
•each of our named executive officers;
•each of our current directors; and
•all of our current directors and current executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.
Applicable percentage ownership in the following table is based on 55,664,151 shares of common stock outstanding as of September 30, 2022. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 30, 2022 and RSU awards vesting within 60 days of September 30, 2022 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options and RSU awards but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).
Shares shown in the table below include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.
Unless otherwise noted below, the address of each person listed on the table is c/o Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173.
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Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders:
T. Rowe Price Associates, Inc.(1)	7,900,271	14.3%
Blackrock, Inc.(2)	4,053,700	7.4%
The Vanguard Group(3)	3,704,547	6.7%
Named Executive Officers and Directors:
Steven I. Sarowitz(4)	11,196,714	20.1%
Steven R. Beauchamp(5)	2,095,357	3.8%
Michael R. Haske(6)	736,127	1.3%
Jeffrey T. Diehl(7)	617,386	1.1%
Toby J. Williams(8)	53,482	*
Andres Reiner(9)	24,151	*
Mark S. Kinsey(10)	24,108	*
Ellen Carnahan(11)	14,492	*
Ronald V. Waters III(12)	8,904	*
Rachit Lohani(13)	8,059	*
Virginia G. Breen(14)	6,059	*
Ryan Glenn(15)	4,072	*
Robin Pederson(16)	2,757	*
Kenneth Robinson(17)	2,597	*
All executive officers and directors as a group (15 persons)(18)	14,794,714	26.5%
(1)     Based on information contained in Amendment No. 3 to a Schedule 13G filed by T. Rowe Price Associates (“T. Rowe Price”) on February 14, 2022, T. Rowe Price (i) had sole voting power over 1,648,366 shares of common stock and T. Rowe Price New Horizons Fund, Inc. (“New Horizons”) had sole voting power over 5,237,244 shares of common stock and (ii) T. Rowe Price had sole dispositive power over 7,900,271 shares of common stock. T. Rowe Price is located at 100 East Pratt Street, Baltimore, MD 21202.
(2)Based on information contained in Amendment No. 2 to a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 3, 2022, BlackRock had sole voting power over 3,920,133 shares of common stock and sole dispositive power over 4,053,700 shares of common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.
(3)Based on information contained in Amendment No. 3 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2022, Vanguard had zero sole voting power in shares of common stock, shared voting power over 23,076 shares of common stock, sole dispositive power over 3,647,214 shares of common stock and shared dispositive power over 57,333 shares of common stock. Vanguard is located at 100 Vanguard Blvd., Malvern, PA 19355.
(4)Includes 237 shares issuable upon vesting of restricted stock units within 60 days of September 30, 2022. Mr. Sarowitz is our Chairman of the Board.
(5)Includes 177,066 shares issuable upon the exercise of options exercisable and 1,879 shares issuable upon vesting of restricted stock units, in each case within 60 days of September 30, 2022, 220,000 shares held by the IRIE Family Trust where Mr. Beauchamp’s spouse is the trustee and 22,500 shares held by IRIE Foundation, a private charitable foundation controlled by Mr. Beauchamp. Mr. Beauchamp is our Co-Chief Executive Officer and is a member of our board of directors.
(6)Mr. Haske voluntarily departed from his role as President on March 11, 2022 and Chief Operating Officer on September 1, 2022.
(7)Represents 237 shares issuable to Jeffrey T. Diehl upon the vesting of restricted stock units within 60 days of September 30, 2022, 114,813 shares held by Adams Street 2006 Direct Fund, L.P. (“AS 2006”), 129,653 shares held by Adams Street 2007 Direct Fund, L.P. (“AS 2007”), 185,419 shares held by Adams Street 2008 Direct Fund, L.P. (“AS 2008”), 38,434 shares held by Adams Street 2009 Direct Fund, L.P. (“AS 2009”), 21,831 shares held by Adams Street 2010 Direct Fund, L.P. (“AS 2010”), 17,542 shares held by Adams Street 2011 Direct Fund LP (“AS 2011”), 17,602 shares held by Adams Street 2012 Direct Fund LP (“AS 2012”), and 67,906 shares of common stock held by Adams Street Co-Investment Fund II, L.P. (“AS Co-Invest II”). The shares owned by AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012 and AS Co-Invest II may be deemed to be beneficially owned by Adams Street Partners, LLC (“ASP”), the managing member of the general partner of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012 and AS Co-Invest II. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray, and Fred Wang, each of whom is a partner of ASP (or a subsidiary thereof) may be deemed to have shared voting and investment power over the shares. The address of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012, AS Co-Invest II and ASP is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606. Mr. Diehl is a member of our board of directors.
66     Paylocity 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(8)Includes 1,879 shares issuable upon vesting of restricted stock units within 60 days of September 30, 2022. Mr. Williams is our President and Co-Chief Executive and is a member of our board of directors.
(9)Includes 237 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2022. Mr. Reiner is a member of our board of directors.
(10)Mr. Kinsey was our Senior Vice President of Operations. Mr. Kinsey voluntarily departed from his role as Senior Vice President Operations on September 2, 2022.
(11)Includes 237 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2022. Ms. Carnahan is a member of our board of directors.
(12)Includes 237 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2022. Mr. Waters is a member of our board of directors.
(13)Includes 8,012 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2022. Mr. Lohani is our Chief Technology Officer.
(14)Includes 237 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2022. Ms. Breen is a member of our board of directors.
(15)Includes 746 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2022. Mr. Glenn is our Chief Financial Officer and Treasurer.
(16)Includes 237 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2022. Mr. Pederson is a member of our board of directors.
(17)Includes 237 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2022. Ms. Robinson is a member of our board of directors.
(18)Includes 177,066 shares issuable upon the exercise of options exercisable and 14,559 shares issuable upon the vesting of restricted stock units, in each case within 60 days of September 30, 2022.
Paylocity 2023 Proxy Statement     67

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended June 30, 2022 were satisfied.
68     Paylocity 2023 Proxy Statement

Proposal No. 3 Advisory Vote to Approve the Compensation of Our Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”), and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. We currently conduct advisory votes on executive compensation annually, with the next vote to occur at the 2023 annual meeting.
Our compensation committee and the board of directors believe that our executive compensation program, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement reflects our philosophy of linking the compensation of our named executive officers with our performance. Our compensation committee and the board believe that the executive compensation program is reasonable and effective in that it aligns the interests of our named executive officers with both the short-term and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
“RESOLVED, that the compensation of our named executive officers, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement are hereby approved.”
Because this vote is advisory, it will not be binding upon the board of directors or our compensation committee. However, our compensation committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For information on how our compensation committee considered the 2022 advisory vote on executive compensation, see “Compensation Discussion and Analysis - Response to the 2022 Advisory Vote on Executive Compensation and Future Advisory Vote”.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” approval of the advisory vote to approve the compensation of our named executive officers.

Paylocity 2023 Proxy Statement     69

Proposal No. 4 Advisory Vote on the Frequency of Holding Future Advisory Votes to Approve the Compensation of our Named Executive Officers
The Dodd-Frank Act also requires us to include an advisory vote on how frequently our stockholders wish us to hold the advisory vote to approve the compensation of our named executive officers such as Proposal No. 3 above. Stockholders may indicate whether they would prefer that we conduct future such advisory votes once every one, two, or three years, or abstain from voting.
The board of directors has determined that a Say-on-Pay vote that occurs once every one year is the most appropriate alternative for us and therefore the board of directors recommends that you vote in favor of conducting a Say-on-Pay vote every one year. The board of directors believes that a Say-on-Pay vote occurring every one year will provide our stockholders with timely and direct input on the Company’s overall compensation philosophy, policies and practices in the context of our long-term business results as disclosed in the proxy statement each year. A Say-on-Pay vote occurring every one year will also permit the Company to engage in an ongoing dialog with our stockholders on executive compensation and corporate governance matters.
Because this vote is advisory, it will not be binding upon the board of directors or our compensation committee, and the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve the compensation of our named executive officers more or less frequently than the option approved by our stockholders.
Vote Required and Board of Directors Recommendation
You may vote “1 YEAR,” “2 YEARS” or “3 YEARS” on this proposal. The time period receiving the highest number of affirmative votes will be the recommendation to the board of directors.

The Board of Directors unanimously recommends that you vote “1 YEAR” as the frequency for the advisory vote to approve the compensation of our named executive officers.

70     Paylocity 2023 Proxy Statement

Stockholder Proposals or Nominations to be Presented at Next Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2024 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b) (2), to the Corporate Secretary at our principal executive offices no later than the close of business on June 22, 2023 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.
Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the “Corporate Governance—Director Nominations” section of this Proxy Statement.
In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2024 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day or later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2024 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2023 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2024 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 2, 2023, which is 60 days prior to the anniversary date of the Annual Meeting. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.
Paylocity 2023 Proxy Statement     71

Transaction of Other Business
At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2023 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.
72     Paylocity 2023 Proxy Statement

Stockholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Paylocity stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173, or call our Investor Relations department at 847-463-3200, and we will promptly send you what you have requested. You can also contact our Corporate Secretary or Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
By order of the board of directors

Steven R. Beauchamp            Toby Williams
Co-Chief Executive Officer        President and Co-Chief Executive Officer
October 20, 2022
Paylocity 2023 Proxy Statement     73

Forward Together.

1400 American Lane
Schaumburg, IL 60173

paylocity.com
investors.paylocity.com

paylocity

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D91474-P80353 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. PAYLOCITY HOLDING CORPORATION 1400 AMERICAN LANE SCHAUMBURG, IL 60173 Nominees: 01) Steven R. Beauchamp 02) Virginia G. Breen 03) Robin L. Pederson 04) Andres D. Reiner 05) Kenneth B. Robinson 06) Ronald V. Waters III 07) Toby J. Williams 3. Advisory vote to approve compensation of named executive officers. 4. Frequency of advisory vote to approve the compensation of named executive officers. 2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2023. 1. Election of Directors PAYLOCITY HOLDING CORPORATION The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote 1 YEAR on the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3 Years1 Year 2 Years Abstain ! !!! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 30, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PCTY2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 30, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, s ign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D91475-P80353 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. PAYLOCITY HOLDING CORPORATION Annual Meeting of Stockholders December 1, 2022 8:30 AM CST This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Steven R. Beauchamp and Toby J. Williams as proxies, with the power to appoint each of his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PAYLOCITY HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, CST on December 1, 2022, virtually at www.virtualshareholdermeeting.com/PCTY2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side